                                                                    EXHIBIT 99.2

Consolidated Financial Statements
ITC Holding Company, Inc.
and Subsidiaries
As of December 31, 2002, 2001, and 2000
with Report of Independent Auditors

                           ITC Holding Company, Inc.
                                and Subsidiaries

                       Consolidated Financial Statements

                        As of December 31, 2002 and 2001

                                    Contents

Report of Independent Auditors ............................................   1

Audited Consolidated Financial Statements

Consolidated Balance Sheets ...............................................   2
Consolidated Statements of Operations .....................................   4
Consolidated Statements of Stockholders' Investment .......................   5
Consolidated Statements of Cash Flows .....................................   7
Notes to Consolidated Financial Statements ................................   9

                         Report of Independent Auditors

Management
ITC Holding Company, Inc.

We have audited the accompanying consolidated balance sheets of ITC Holding Company, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2002 and 2001, and the consolidated statements of operations, stockholders' investment, and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. The financial statements of Powertel, Inc., and Headhunter.Net, Inc., equity method investees of the Company, have been audited by other auditors whose reports have been furnished to us; insofar as our opinion on the consolidated financial statements relates to amounts included for Powertel, Inc. and Headhunter.Net, Inc., it is based solely on their reports. In the consolidated financial statements, the Company's equity in net losses of these investees is stated at approximately $35 million for the year ended December 31, 2000.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and, for 2000, the reports of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of ITC Holding Company, Inc. and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States.

As discussed in Note 2 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, effective January 1, 2002.


                                                     /s/ Ernst & Young LLP
Atlanta, Georgia
June 18, 2003

                            ITC Holding Company, Inc.
                                and Subsidiaries

                           Consolidated Balance Sheets

                                                            December 31
                                                    ---------------------------
                                                        2002           2001
                                                    ------------   ------------
Assets
Current assets:
   Cash and cash equivalents                        $ 50,456,075   $ 20,904,451
   Accounts receivable, net of allowance of
      $3,894,248 and $741,739 in 2002 and 2001,
      respectively                                    34,860,194     28,173,164
   Prepaid PIN cost                                    5,432,179      2,412,388
   Inventories                                         1,298,085             --
   Investments                                       152,557,886    196,707,500
   Prepaid expenses and other current assets          16,334,582      2,066,056
                                                    ------------   ------------
Total current assets                                 260,939,001    250,263,559

Property and equipment                               116,229,071     91,517,319
Less accumulated depreciation                        (45,912,404)   (31,805,309)
                                                    ------------   ------------
                                                      70,316,667     59,712,010

Other assets:
   Goodwill and other intangibles, net of
      accumulated amortization of $4,840,713 and
      $2,307,950 in 2002 and 2001, respectively       19,092,056      9,338,493
   Investments                                        41,322,291    300,229,394
   Deferred income taxes                               4,807,280             --
   Other noncurrent assets                             3,468,356      3,653,107
                                                    ------------   ------------
Total other assets                                    68,689,983    313,220,994
                                                    ------------   ------------
Total assets                                        $399,945,651   $623,196,563
                                                    ============   ============

                                                                December 31
                                                        ---------------------------
                                                            2002           2001
                                                        ------------   ------------
Liabilities and stockholders' investment
Current liabilities:
   Accounts payable                                     $ 17,449,608   $ 11,207,093
   Accrued liabilities                                    65,851,464     36,270,704
   Deferred income taxes                                  26,188,087     26,696,948
   Current portion of long-term debt                         787,567      1,044,610
   Amounts due under secured borrowings                  159,319,022    173,954,861
                                                        ------------   ------------
Total current liabilities                                269,595,748    249,174,216

Long-term debt                                             6,685,756      7,094,863
Deferred income taxes                                             --     52,793,618
Minority interest                                          4,899,075        788,859

Commitments and contingencies (Note 12)

Stockholders' investment:
   Convertible preferred stock, $.01 par value,
      3,000,000 shares authorized, 778,817 issued and
      outstanding in 2002 and 2001                             7,788          7,788
   Common stock, $.01 par value, 65,000,000 shares
      authorized, 30,652,292 and 39,778,894 shares
      issued in 2002 and 2001, respectively                  306,523        397,789
   Additional paid-in capital                             38,732,128    166,473,918
   Retained earnings                                     139,289,523    182,237,073
   Unrealized gain on available-for-sale securities,
      net of tax                                          25,504,940      3,152,554
   Unrealized loss on derivatives, net of tax            (22,847,684)            --
   Cumulative translation adjustment, net of tax             335,691        (20,316)
   Treasury stock, at cost, 4,583,650 and 2,589,939
      shares in 2002 and 2001, respectively              (62,563,837)   (38,903,799)
                                                        ------------   ------------
Total stockholders' investment                           118,765,072    313,345,007
                                                        ------------   ------------
Total liabilities and stockholders' investment          $399,945,651   $623,196,563
                                                        ============   ============


See accompanying notes.

                            ITC Holding Company, Inc.
                                and Subsidiaries

                      Consolidated Statements of Operations

                                                                         Year ended December 31
                                                             ---------------------------------------------
                                                                  2002            2001           2000
                                                             -------------   -------------   -------------
Revenues                                                     $ 240,192,239   $ 171,682,602   $ 122,401,290
Operating expenses:
   Cost of services                                             73,548,087      56,241,827      35,977,128
   Selling, general, and administrative (including noncash
      compensation benefit of $5,409,499, $4,914,548, and
      $19,989,120)                                             109,696,084      88,100,113      28,953,689
   Impairment of goodwill                                        7,133,114              --              --
   Depreciation and amortization                                17,895,658      13,097,388       7,137,342
                                                             -------------   -------------   -------------
Total operating expenses                                       208,272,943     157,439,328      72,068,159
                                                             -------------   -------------   -------------
Operating income                                                31,919,296      14,243,274      50,333,131
                                                             -------------   -------------   -------------
Other (expense) income:
   Interest expense                                             (9,318,459)    (14,858,540)    (17,523,972)
   Net (loss) gain on sale of investments                       (8,504,550)    659,679,253     260,220,281
   Impairment of investments                                  (114,562,602)   (176,819,918)   (247,969,745)
   Gain on subsidiaries' stock transactions                             --       1,129,066      22,260,829
   Equity in losses of Associated Companies                       (861,306)     (9,016,548)    (37,581,732)
   Noncash income (expense) related to the change in fair
      values of derivatives, net                                33,058,591     (18,139,921)
   Miscellaneous income, net                                    12,251,623       8,101,310       3,215,447
                                                             -------------   -------------   -------------
Total other (expense) income, net                              (87,936,703)    450,074,702     (17,378,892)
                                                             -------------   -------------   -------------
(Loss) income from continuing operations before income
   taxes, minority interest, and extraordinary item            (56,017,407)    464,317,976      32,954,239
Income tax (benefit) provision                                 (12,469,791)    166,744,895      (4,406,730)
                                                             -------------   -------------   -------------
(Loss) income from continuing operations before minority
   interest and extraordinary item                             (43,547,616)    297,573,081      37,360,969
Minority interest                                                  600,066         814,130          87,274
                                                             -------------   -------------   -------------
(Loss) income from continuing operations before
   extraordinary item                                          (42,947,550)    298,387,211      37,448,243
Loss on early extinguishment of debt, net of income tax
   benefit of $722,898                                                  --              --      (1,179,464)
                                                             -------------   -------------   -------------
(Loss) income from continuing operations                       (42,947,550)    298,387,211      36,268,779
Discontinued operations:
Loss from operations of Knology, Inc. disposed of, net of
   income tax benefit of $1,557,194                                     --              --      (5,557,617)
                                                             -------------   -------------   -------------
Net (loss) income                                            $ (42,947,550)  $ 298,387,211   $  30,711,162
                                                             =============   =============   =============

See accompanying notes.

                            ITC Holding Company, Inc.
                                and Subsidiaries

               Consolidated Statements of Stockholders' Investment

                                                   Preferred Stock         Common Stock
                                                 ------------------   ---------------------    Additional
                                                   Number     Par       Number        Par       Paid-In
                                                 of Shares   Value     of Shares     Value      Capital
                                                 ---------   ------   ----------   --------   ------------
Balance, December 31, 1999                        778,817    $7,788   37,669,587   $376,696   $189,432,189
   Recognition of unrealized loss on
      available-for-sale securities, net of
      reclassification adjustment for realized
      loss, (net of tax effect of $60,441,240)         --        --           --         --             --
   Cumulative translation loss                         --        --           --         --             --
   Exercise of stock options                           --        --    1,652,912     16,529      2,521,541
   Stock option compensation benefit                   --        --           --         --    (19,989,120)
   Purchase of treasury stock                          --        --           --         --             --
   Spin-off of Knology, Inc. to stockholders           --        --           --         --     (2,988,825)
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises             --        --           --         --      1,127,122
   Net loss                                            --        --           --         --             --

   Comprehensive loss
                                                  -------    ------   ----------   --------   ------------
Balance, December 31, 2000                        778,817     7,788   39,322,499    393,225    170,102,907
   Recognition of unrealized loss on
      available-for-sale securities, net of
      reclassification adjustment for
      realized loss, (net of tax effect of
      $64,125,530)                                     --        --           --         --             --
   Cumulative translation loss                         --        --           --         --             --
   Exercise of stock options                           --        --      456,395      4,564      1,144,812
   Stock option compensation benefit                   --        --           --         --     (4,914,548)
   Purchase of treasury stock                          --        --           --         --             --
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises             --        --           --         --         54,694
   Other                                               --        --           --         --         86,053
   Net income                                          --        --           --         --             --

   Comprehensive income
                                                  -------    ------   ----------   --------   ------------
Balance, December 31, 2001                        778,817     7,788   39,778,894    397,789    166,473,918

                           ITC Holding Company, Inc.
                                and Subsidiaries

         Consolidated Statements of Stockholders' Investment (continued)

                                                  (Accumulated     Accumulated
                                                    Deficit)          Other
                                                    Retained      Comprehensive     Treasury                     Comprehensive
                                                    Earnings      Income (Loss)      Stock           Total       (Loss) Income
                                                 -------------   --------------   ------------   -------------   -------------
Balance, December 31, 1999                       $ (85,603,206)  $ 206,411,240    $(18,153,264)  $ 292,471,443   $          --
   Recognition of unrealized loss on
      available-for-sale securities, net of
      reclassification adjustment for realized
      loss, (net of tax effect of $60,441,240)              --     (98,614,655)             --     (98,614,655)    (98,614,655)
   Cumulative translation loss                              --         (32,244)             --         (32,244)        (32,244)
   Exercise of stock options                                --              --              --       2,538,070              --
   Stock option compensation benefit                        --              --              --     (19,989,120)             --
   Purchase of treasury stock                               --              --      (8,684,997)     (8,684,997)             --
   Spin-off of Knology, Inc. to stockholders       (61,258,094)             --              --     (64,246,919)             --
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises                  --              --              --       1,127,122              --
   Net loss                                         30,711,162              --              --      30,711,162      30,711,162
                                                                                                                 -------------
   Comprehensive loss                                                                                              (67,935,737)
                                                 -------------   -------------    ------------   -------------   -------------
Balance, December 31, 2000                        (116,150,138)    107,764,341     (26,838,261)    135,279,862
   Recognition of unrealized loss on
      available-for-sale securities, net of
      reclassification adjustment for
      realized loss, (net of tax effect of
      $64,125,530)                                          --    (104,625,865)             --    (104,625,865)   (104,625,865)
   Cumulative translation loss                              --          (6,238)             --          (6,238)         (6,238)
   Exercise of stock options                                --              --              --       1,149,376              --
   Stock option compensation benefit                        --              --              --      (4,914,548)             --
   Purchase of treasury stock                               --                     (12,065,538)    (12,065,538)             --
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises                  --              --              --          54,694              --
   Other                                                    --              --              --          86,053              --
   Net income                                      298,387,211              --              --     298,387,211     298,387,211
                                                                                                                 -------------
   Comprehensive income                                                                                            193,755,108
                                                 -------------   -------------    ------------   -------------
Balance, December 31, 2001                         182,237,073       3,132,238     (38,903,799)    313,345,007

                            ITC Holding Company, Inc.
                                and Subsidiaries

         Consolidated Statements of Stockholders' Investment (continued)

                                                  Preferred Stock           Common Stock
                                               ---------------------   -----------------------     Additional
                                                  Number        Par       Number        Par         Paid-In        Retained
                                                of Shares      Value    of Shares      Value        Capital        Earnings
                                               ------------   ------   -----------   ---------   -------------   ------------
Balance, December 31, 2001                        778,817      7,788    39,778,894     397,789     166,473,918    182,237,073
   Recognition of unrealized gain on
      available-for-sale securities, net of
      reclassification adjustment for
      realized loss, (net of tax effect of
      $13,699,850)                                     --         --            --          --              --             --
   Cumulative translation gain                         --         --            --          --              --             --
   Recognition of unrealized loss on
      derivatives, net of amounts
      reclassified into earnings in
      connection with impairment charge,
      (net of tax effect of $14,003,420)               --         --            --          --              --             --
   Exercise of stock options                           --         --     1,169,169      11,692       2,542,958             --
   Stock option compensation benefit                   --         --            --          --      (5,409,499)            --
   Purchase of treasury stock                          --         --            --          --              --             --
   Retirement of stock                                 --         --   (10,295,771)   (102,958)   (124,887,704)            --
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises             --         --            --          --          12,455             --
   Net loss                                            --         --            --          --              --    (42,947,550)

   Comprehensive loss
                                                  -------     ------   -----------   ---------   -------------   ------------
Balance, December 31, 2002                        778,817     $7,788    30,652,292   $ 306,523   $  38,732,128   $139,289,523
                                                  =======     ======   ===========   =========   =============   ============

                           ITC Holding Company, Inc.
                                and Subsidiaries

         Consolidated Statements of Stockholders' Investment (continued)

                                                Accumulated
                                                   Other
                                               Comprehensive     Treasury                      Comprehensive
                                               Income (Loss)       Stock           Total       (Loss) Income
                                               -------------   -------------   -------------   -------------
Balance, December 31, 2001                        3,132,238      (38,903,799)    313,345,007             --
   Recognition of unrealized gain on
      available-for-sale securities, net of
      reclassification adjustment for
      realized loss, (net of tax effect of
      $13,699,850)                               22,352,386               --      22,352,386     22,352,386
   Cumulative translation gain                      356,007               --         356,007        356,007
   Recognition of unrealized loss on
      derivatives, net of amounts
      reclassified into earnings in
      connection with impairment charge,
      (net of tax effect of $14,003,420)        (22,847,684)              --     (22,847,684)   (22,847,684)
   Exercise of stock options                             --               --       2,554,650             --
   Stock option compensation benefit                     --               --      (5,409,499)            --
   Purchase of treasury stock                            --     (148,650,700)   (148,650,700)            --
   Retirement of stock                                   --      124,990,662              --             --
   Reimbursement from Knology, Inc. of
      proceeds from stock option exercises               --               --          12,455             --
   Net loss                                              --               --     (42,947,550)   (42,957,550)
                                                                                               ------------
   Comprehensive loss                                                                          $(43,096,841)
                                               ------------    -------------   -------------   ============
Balance, December 31, 2002                     $  2,992,947    $ (62,563,837)  $ 118,765,072
                                               ============    =============   =============

See accompanying notes.

                           ITC Holding Company, Inc.
                                and Subsidiaries

                     Consolidated Statements of Cash Flows

                                                                  Year ended December 31
                                                        --------------------------------------------
                                                            2002            2001           2000
                                                        ------------   -------------   -------------
Operating activities
Net (loss) income from continuing operations            $(42,947,550)  $ 298,387,211   $  36,268,779
Adjustments to reconcile net (loss) income from
   continuing operations to net cash provided by
   (used in) continuing operations:
      Depreciation and amortization                       17,895,658      13,097,388       7,137,342
      Impairment of goodwill                               7,133,114              --              --
      Net loss (gain) on sale of investments               8,504,550    (659,679,253)   (260,220,281)
      Impairment of investments                          114,562,602     176,819,918     247,969,745
      Gain on subsidiaries' stock transactions                    --      (1,129,066)    (22,260,829)
      Deferred income taxes                              (57,806,189)     87,657,716     (11,968,375)
      Equity in losses of Associated Companies               861,306       9,016,548      37,581,732
      Noncash (income) expense related to the
         change in fair values of derivatives, net       (33,058,591)     18,139,921              --
      Minority interest                                     (600,066)       (814,130)        (87,274)
      Early extinguishment of debt, net of tax                    --              --       1,179,464
      Noncash stock-based compensation expense            (5,409,499)     (4,914,548)    (19,989,120)
      Noncash dividend income                                     --      (1,625,000)     (4,875,000)
      Noncash interest expense, net                        5,922,346       4,813,961       9,415,540
      Income tax benefit on stock option deduction         2,632,409       1,376,000       4,488,840
      Provision for doubtful accounts                      4,667,231       1,652,541          57,581
      Other, net                                             213,803      (3,263,583)        914,295
      Changes in operating assets and liabilities,
         net of effects of acquisitions:
            Accounts receivable                           (9,505,721)     (8,783,452)     (5,953,132)
            Prepaid PIN cost                              (3,019,791)     (1,793,714)       (250,787)
            Inventories                                     (107,473)             --              --
            Prepaid expenses and other current assets     (9,895,728)        237,801      (3,949,162)
            Accounts payable and accrued liabilities      34,825,245      22,214,583        (572,200)
                                                        ------------   -------------   -------------
Net cash provided by (used in) operating
   activities--continuing operations                      34,867,656     (48,589,158)     14,887,158

                           ITC Holding Company, Inc.
                                and Subsidiaries

               Consolidated Statements of Cash Flows (continued)

                                                                Year ended December 31
                                                    ---------------------------------------------
                                                        2002            2001            2000
                                                    -------------   -------------   -------------
Investing activities
Capital expenditures                                  (25,775,518)    (29,088,163)    (16,790,616)
Deposits for capital expenditures                              --              --      (5,405,304)
Purchases of investments and acquisitions,
   net of cash acquired                               (38,684,222)   (114,560,303)    (60,639,363)
Proceeds from sales of investments and assets          49,455,867     258,263,980       6,790,837
Other, net                                                897,167        (785,027)        209,760
                                                    -------------   -------------   -------------
Net cash (used in) provided by investing
   activities--continuing operations                  (14,106,706)    113,830,487     (75,834,686)

Financing activities
Proceeds from secured borrowing arrangement           155,842,367     160,682,860              --
Stock repurchases                                    (148,650,700)    (12,065,538)     (8,684,997)
Proceeds from exercise of stock options                 2,554,650       1,149,376       2,538,070
Borrowings under lines of credits and other
   loans                                                       --     104,200,000     181,070,465
Repayments on lines of credits                                 --    (211,000,000)   (128,070,465)
Repayment of note payable to Ericsson, Inc.                    --    (101,864,414)             --
Repayment of other debt                                (1,324,105)       (705,577)             --
Repayment of advance from affiliate                            --              --      (6,199,594)
Other                                                      12,455         291,080       1,136,727
                                                    -------------   -------------   -------------
Net cash provided by (used in) financing
activities--continuing operations                       8,434,667     (59,312,213)     41,790,206

Net cash used in discontinued operations                       --              --      (7,818,462)
                                                    -------------   -------------   -------------
Net increase (decrease) in cash and cash
   equivalents                                         29,195,617       5,929,116     (26,975,784)
                                                    -------------   -------------   -------------
Effect of exchange rates on cash and cash
   equivalents                                            356,007          (6,238)        (48,214)
Cash and cash equivalents at beginning of year,
   including cash and cash equivalents related to
   discontinued operations of $7,818,462 in 2000       20,904,451      14,981,573      42,005,571
                                                    -------------   -------------   -------------
Cash and cash equivalents at end of year            $  50,456,075   $  20,904,451   $  14,981,573
                                                    =============   =============   =============

See accompanying notes.

                            ITC Holding Company, Inc.
                                and Subsidiaries

                   Notes to Consolidated Financial Statements

                        December 31, 2002, 2001, and 2000

1. Description of Business and Corporate Organization

ITC Holding Company, Inc. ("ITC Holding Company" or the "Company") (a Delaware corporation) is primarily involved in owning and operating communication and technology businesses in the southeastern United States. The Company operates a teleconferencing and videoconferencing business, as well as has ownership interests in other communication and technology businesses as discussed further below.

On November 23, 1999, the Company reorganized its broadband business into a separate group under a wholly owned subsidiary, Knology, Inc. ("Knology") (Note
15). On February 4, 2000, the Company distributed tax-free its stock in Knology on a pro rata basis to holders of record of the Company's common and preferred stock at the close of business on December 15, 1999. As a result of the spin-off, the results of operations of Knology from January 1, 2000 through February 4, 2000 have been reflected as discontinued operations in the accompanying consolidated financial statements.

The Company operates in the teleconferencing and videoconferencing business through its wholly owned subsidiary InterCall, Inc. ("InterCall") and certain wholly owned subsidiaries of InterCall. InterCall's services include audio-, video-, and web-conferencing solutions.

The Company's ownership interests in other communications and technology companies consist of cost method investments, equity method investments, and investments accounted for as available-for-sale in accordance with Statement of Financial Accounting Standards ("SFAS") No. 115, Accounting for Certain Investments in Debt and Equity Securities ("SFAS No. 115"), (Note 6), as well as the consolidated operations of PRE Solutions, Inc. ("PRE Solutions"). In 2002, the Company also began consolidating the results of eCompanyStore, Inc. ("eCompanyStore") (Note 6).

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

1. Description of Business and Corporate Organization (continued)

PRE Solutions, a majority-owned subsidiary, has developed and is distributing a multiple-provider, multiple-product prepaid purchasing system to select retail locations. The Company also operates a processing center that processes prepaid transactions on behalf of providers of certain telecommunications products. PRE Solutions primarily provides transaction-processing services for prepaid wireless communications in the United States, Puerto Rico, and the U.S. Virgin Islands. PRE Solutions purchases prepaid wireless personal identification numbers ("PINs") from certain carriers. These PINs are acquired at a discount from their face dollar value and are resold by retailers that use PRE Solutions' transaction processing system to acquire and activate the PINs. PRE Solutions earns a margin on each sale transaction equal to the face value of the PIN less the cost of the PIN and a commission retained by the merchant.

eCompanyStore provides Internet-based business-to-business e-commerce solutions that allow organizations to efficiently purchase corporate identity promotional products, such as logo apparel, logo merchandise, and uniforms. eCompanyStore designs, builds, and maintains on-line, password-protected eCompanyStores for its clients.

On March 27, 2003, ITC Holding Company entered into a definitive agreement to sell all of its outstanding capital stock for cash proceeds of approximately $400 million to West Corporation. The transaction closed on May 9, 2003. In connection with the closing of the sale, ITC Holding Company sold all remaining non-conferencing business assets to Magnolia Holding Company ("Magnolia"), a company owned by a group of ITC Holding Company's accredited investors, for notes receivable totaling $64,226,765. The notes receivable were paid by Magnolia immediately after closing of the sale of ITC Holding Company. The Company recorded a net gain on sale of these non-conferencing assets of approximately $8.7 million in May 2003. See Note 16 where further discussed.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements are prepared on the accrual basis of accounting using accounting principles generally accepted in the United States and include the accounts of the Company and its wholly owned and majority-owned subsidiaries. Investments in which the Company exercises significant influence and owns less than 50% are accounted for using the equity method. Investments in which the Company does not exercise significant influence are accounted for using the cost method of accounting or in accordance with SFAS No. 115, as appropriate. All significant intercompany transactions are eliminated in consolidation. Certain prior-year amounts have been reclassified to conform to the current-year presentation. The results of operations of Knology are presented as discontinued operations for 2000 (Note 15).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers highly liquid instruments with an original maturity of three months or less to be cash equivalents. Cash and cash equivalents are stated at cost, which approximates fair value.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Accounts Receivable

Accounts receivable consist principally of trade accounts receivable from customers and are generally unsecured and due within 30 days. Credit losses relating to these receivables consistently have been within management's expectations. Expected credit losses are recorded as an allowance for doubtful accounts in the consolidated balance sheets. Estimates of expected credit losses are based on the aging of the accounts receivable balances and historical write-off experience, net of recoveries.

Returns and Allowances

eCompanyStore provides an allowance for the estimated costs of returns at the time of sale. Historically, eCompanyStore has not experienced significant returns.

Inventories

Inventories are stated at the lower of cost or market using the average cost method, which approximates the first-in, first-out method. Inventories relate to eCompanyStore and consist primarily of logo apparel and merchandise. Inventories are net of reserves for the estimated expected losses.

Prepaid PIN Cost

As part of its prepaid transaction processing business, PRE Solutions purchases PINs from certain wireless and other communication carriers. These PINs are acquired at a discount from their face dollar value and are classified in prepaid PIN cost at cost in the accompanying balance sheets. Cost is determined using the specific identification method. PRE also purchases PINs on a consignment basis. When PRE Solutions processes a transaction for the sale of a consignment PIN, the cost of the PIN, and the liability for the PIN is recorded.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Investments

The Company's investment in marketable equity securities with readily determinable fair values, which are not accounted for using the equity method, and its investments in debt securities are categorized as available-for-sale securities, as defined by SFAS No. 115. Unrealized holding gains and losses attributable to available-for-sale securities are reflected net of income taxes as a separate component of stockholders' investment until realized. For the purpose of computing realized gains and losses, cost is determined on a specific identification basis.

Other investments which do not qualify for use of the equity method of accounting and which are not classified as available for sale securities are carried at the lower of cost or net realizable value.

Investments in affiliates in which the Company exercises significant influence are accounted for using the equity method of accounting. Under the equity method, the investment balance, originally recorded at cost, is adjusted to recognize the Company's share of net earnings or losses of the affiliates as they occur, limited to the extent of the Company's investment in, advances to and commitments for the investee. The difference between the Company's investment and its share of the underlying net assets of the investee is included in the investment balance and, prior to the adoption of SFAS No. 142, Goodwill and Other Intangible Assets ("SFAS No. 142"), on January 1, 2002, was amortized over 7 to 12 years. Such amortization was reflected as a component of miscellaneous income, net, in the accompanying statements of operations and totaled $2,389,135 and $606,794 in 2001 and 2000, respectively. Subsequent to adoption of SFAS No. 142, this equity method goodwill is no longer amortized. The Company assesses the need to record impairment losses on its investments and records such losses when the impairment is determined to be other than temporary in nature. These impairment losses are reflected in Impairment of Investments in the accompanying statements of operations.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the assets, which range from 3 to 20 years. Leasehold improvements are amortized on a straight-line basis over the lesser of the estimated useful life of the asset or the lease term. Maintenance and repairs are charged to expense as incurred. Gains or losses on disposal of property and equipment are recognized in operations in the year of disposition.

Software Development Costs

The Company capitalizes the direct costs of software developed for internal use in accordance with Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, upon reaching the application development stage and amortizes such costs over three years. Costs incurred prior to the application development stage and the costs of maintenance and repair are expensed as incurred.

Business Combinations

For business combinations that have been accounted for under the purchase method of accounting, the Company includes the results of operations of the acquired business from the date of acquisition. Net assets of the companies acquired are recorded at fair value at the date of acquisition. The excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired is included in goodwill and other intangibles in the accompanying balance sheets.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Intangible Assets

Intangible assets represent the excess of the purchase price of acquisitions, over the fair value of net assets acquired as well as certain identifiable intangible assets. Prior to the adoption SFAS No. 142, on January 1, 2002, goodwill was amortized over 5 to 40 years. Subsequent to adoption of SFAS No. 142, goodwill is no longer amortized, but is tested for impairment at least annually. Other intangible assets include customer list and non-compete agreement. Customer list is amortized over three and four years. Non-compete agreement is amortized over four years, the term of the agreement.

Long-Lived Assets

The Company reviews its long-lived assets, other than goodwill, for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the tangible and intangible assets individually to determine whether an impairment has occurred. An impairment is recognized when the undiscounted future cash flows estimated to be generated by an asset are not sufficient to recover the unamortized balance of the asset. Estimates of future cash flows are based on many factors, including current operating results, expected market trends, and competitive influences. If an impairment has occurred, a loss equal to the difference between the carrying value of the asset and its fair value is recognized. The resulting reduced carrying amount of the asset is accounted for at its new cost and is depreciated over the asset's remaining useful life. Management believes that the long-lived assets in the accompanying balance sheets are appropriately valued.

Revenues

Revenues related to the teleconferencing and videoconferencing business are recorded when services are provided and generally consist of per-minute charges. Revenues are reported net of any volume or special discounts. Certain customer contracts include monthly minimums.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Revenues (continued)

Revenues related to the transaction-processing services operated by PRE Solutions are recognized upon the sale and delivery of a PIN to an individual customer. In accordance with Emerging Issues Task Force Consensus No. 99-19, Reporting Revenue Gross as a Principal Versus Net as an Agent, the amount reflected in revenues represents the face value of PINs sold less the cost of PINs. The commissions earned by the retailers are recorded in cost of services.

Revenues from eCompanyStore are generated by the sale and distribution of promotional products. eCompanyStore recognizes revenues when the goods sold are shipped.

Shipping and Handling Costs

Shipping and handling costs, which relate to eCompanyStore, were approximately $1,789,000 during 2002 and are included in selling, general, and administrative expenses on the accompanying statement of operations.

Advertising Costs

The Company expenses advertising as incurred. Such amounts are immaterial for all periods presented.

Credit Risk

The Company's accounts receivable potentially subject the Company to credit risk, as collateral is not required. The carrying amount of the Company's receivables approximates their fair values.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Subsidiary Stock Transactions

Capital stock transactions of an equity method investment ("Associated Companies") or consolidated subsidiary may increase or decrease the Company's ownership percentage and equity in the net assets of the Associated Companies or consolidated subsidiary. In accordance with SEC Staff Accounting Bulletin No. 51 ("SAB No. 51"), the Company's proportionate share of such increases or decreases in the book value of its Associated Companies and consolidated subsidiaries is recognized as a gain or loss and is reflected in the accompanying statements of operations as gain on subsidiaries' stock transactions, unless such gains result from corporate reorganizations. Gains or losses from corporate reorganizations are recorded in additional paid-in capital in accordance with SAB No. 51.

Income Taxes

The Company files a consolidated federal income tax return that includes all subsidiary companies of which it owns at least 80%. The Company and its subsidiaries file separate state income tax returns.

The Company utilizes the liability method of accounting for income taxes, as set forth in SFAS No. 109, Accounting for Income Taxes. Under the liability method, deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities, applying enacted statutory tax rates in effect for the years in which the differences are expected to reverse. Deferred tax expense represents the change in the deferred tax balances. The Company records a valuation allowance to reduce their deferred tax assets to the amount of future tax benefit that is likely to be received.

Stock-Based Compensation

The Company accounts for its stock-based compensation plans under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and has adopted the disclosure requirements of SFAS No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). The Company's option plan allows for cashless exercises and the Company has accounted for its option plan as a variable plan (Note 11).

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Stock-Based Compensation (continued)

The Company, using the Black-Scholes option-pricing model prescribed by SFAS No. 123 and the following weighted average assumptions, has computed the fair value of all options for shares of common stock granted to employees and directors under the ITC Holding Company Plans:

                            2002      2001      2000
                          -------   -------   -------
Risk-free interest rate     3.7%      4.9%      5.9%
Expected dividend yield      --        --        --
Expected lives            6 years   7 years   7 years
Expected volatility          75%       75%       65%

The weighted average fair value per share of options granted in 2002, 2001 and 2000 was $8.56, $10.76, and $13.56, respectively. The total fair values of the options granted during the years ended December 31, 2002, 2001, and 2000 were $8,660,506, $29,778,326, and $15,499,032, respectively, which would be amortized over the vesting period of the options.

If the Company had accounted for the ITC Holding Company Plans in accordance with SFAS No. 123, the Company's reported pro forma net (loss) income for the years ended December 31, 2002, 2001, and 2000, would have been as follows:

                                                  2002           2001           2000
                                              ------------   ------------   ------------
Net (loss) income, as reported                $(42,947,550)  $298,387,211   $ 30,711,162
Deduct: Stock-based compensation
   benefit, as reported, net of tax effects     (3,353,889)    (3,047,020)   (10,332,210)
Deduct: Total stock-based
   compensation determined under the
   fair value based method for all
   awards, net of tax effects                  (16,786,870)    (8,696,977)   (13,525,346)
                                              ------------   ------------   ------------
Adjusted net (loss) income, fair value
   method for all stock based awards.         $(63,088,309)  $286,643,214   $  6,853,606
                                              ============   ============   ============

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Financial Instruments

Interest rate swaps are used by the Company in the management of its interest rate exposure (Notes 7 and 9). Amounts to be paid under interest rate swap agreements are recognized over the life of the swap agreement as an adjustment to interest expense. Through December 31, 2000, the fair values of the swap agreements were not recognized in the financial statements, as these swaps met the criteria for hedge accounting.

On January 1, 2001, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended ("SFAS No. 133"). Upon adoption of SFAS No. 133, the Company's interest rate swaps were not designated as hedges and therefore are accounted for as trading securities, and changes in the fair values of these swaps are recognized in earnings.

In November 2001 and in February 2002, the Company entered into certain prepaid forward hedge agreements to collar the value of the majority of its investment in Deutsche Telekom AG ("Deutsche Telekom") shares (Note 6). The Company accounted for these arrangements secured borrowings with embedded derivatives. The derivatives and the borrowings were recorded at fair value upon execution of the arrangements.

Initially, the Company did not designate the November 2001 derivative as a hedge, and therefore accounted for the derivative portion of the November 2001 arrangement as a trading security, which required changes in fair value to be recognized currently in earnings. Changes in the fair value of derivatives reflected in earnings are recorded in noncash income (expense) related to the change in fair values of derivatives in the accompanying statements of operations.

In February 2002, the Company designated the November 2001 derivative as a cash flow hedge in accordance with SFAS No. 133, and as a result, changes in the fair value of the derivative were recorded in other comprehensive income subsequent to the date of hedge designation (Note 7).

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Derivative Financial Instruments (continued)

The hedge arrangements executed in February 2002 were designated as cash flow hedges in accordance with SFAS No. 133 upon execution and changes in the fair value of the derivative were recorded in other comprehensive income.

Upon designation, these derivatives to collar the Company's investment in Deutsche Telekom meet the criteria in FASB Implementation Issue G20, for a cash flow hedges, and accordingly, the hedging relationship may be considered to be perfectly effective resulting in recognizing no ineffectiveness in earnings. See
Note 7 where further discussed.

At December 31, 2001, the fair values of the Company's derivatives were liabilities to the Company and are recorded in accrued liabilities in the accompanying balance sheet (Note 8). At December 31, 2002, the fair values of the derivatives to collar the value of Deutsche Telekom were an asset to the Company and are recorded in other current assets in the accompanying balance sheet. As discussed in Note 7, the Company's interest rate swap expired on December 31, 2002.

Foreign Operations

The financial statements of foreign subsidiaries that operate the conferencing business in the United Kingdom, Canada, and the Asia Pacific region have been translated into U.S. dollars, in accordance with SFAS No. 52, Foreign Currency Translation. Under SFAS No. 52, all balance sheet accounts are translated at the exchange rate at year-end. Income statement and cash flow items are translated at average exchange rates prevailing during the year. Translation adjustments are accumulated and reported as a separate component of invested equity, net of tax. Gains and losses that result from foreign currency transactions are included in the accompanying statements of operations. Gains and losses from foreign currency transactions were not significant for any of the periods presented.

The Company's United Kingdom conferencing operations represent approximately 8% of total revenues for 2002. Net assets of the United Kingdom conferencing operations have a carrying amount of approximately $4,188,000 at December 31, 2002.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Comprehensive Income (Loss)

The Company discloses comprehensive income (loss), which consists of net income
(loss), unrealized gain (loss) on available-for-sale securities, foreign currency translation adjustments, and unrealized gain (loss) on derivatives in the statements of stockholders' investment.

Sources of Supply

In the United States, InterCall relies primarily on one company, which is a related party, for telecommunications services (see Note 13). While InterCall believes it could contract with another provider for such services, if services from its existing provider were interrupted InterCall's operations could be adversely affected.

PRE Solutions relies on communication carriers for PINs. While PRE Solutions currently obtains these PINs from the majority of wireless carriers, long-distance carriers, and certain other service providers in the United States and Puerto Rico, if PRE Solutions were unable to obtain these PINs from these carriers, its operations would be adversely affected. PRE Solutions relies on communications providers for access to its point of purchase terminals. If these services were interrupted, PRE Solutions' operations could be adversely affected. PRE Solutions' business plan contemplates that PRE will enter into agreements to deliver new prepaid services. If PRE Solutions' agreements with its existing prepaid service providers are terminated, or if it unable to enter into agreements with other prepaid service providers, its operations could be adversely affected.

Supplemental Cash Flow Disclosures

Cash paid for interest was $2,004,348, $7,977,022 and $7,203,304 in 2002, 2001
and 2000, respectively. Cash paid (received) for income taxes, net, in 2002, 2001 and 2000 was $13,263,215, $72,068,586 and $(2,967,298), respectively.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Supplemental Cash Flow Disclosures (continued)

In 2001, the recognition of the Company's $519,202,176 investment in shares in Deutsche Telekom received in exchange for Powertel, Inc. shares (Note 6) is a noncash activity for purposes of the statements of cash flows.

In 2000, the Company recorded a noncash gain of $257,702,971 related to the merger of MindSpring Enterprises, Inc. and EarthLink, Inc. (Note 6).

The spin-off of Knology is a noncash item for purposes of the statements of cash flows.

The settlement of the secured borrowing obligation related to the November 2001 derivative with shares of Deutsche Telekom (Notes 6 and 7) is a noncash item for purposes of the statement of cash flows.

Recent Accounting Pronouncements

Effective July 1, 2001, the Company adopted SFAS No. 141, Business Combinations ("SFAS No. 141") and effective January 1, 2002, the Company adopted SFAS No.
142. SFAS No. 141 requires business combinations initiated after June 30, 2001 to be accounted for using the purchase method of accounting, and broadens the criteria for recording intangible assets apart from goodwill. SFAS No. 142 requires that purchased goodwill and indefinite-lived intangibles no longer be amortized, but instead be tested for impairment at least annually.

SFAS No. 142 prescribes a two-phase process for impairment testing of goodwill. The first phase screens for impairment; while the second phase (if necessary) measures the impairment. The Company completed its initial adoption impairment analysis as of January 1, 2002 and its annual impairment test during the fourth quarter of 2002 and found no instances of impairment of its recorded goodwill. However, in April 2002, the Company recorded an impairment charge of $7,133,114 to write-off goodwill related to eCompanyStore (Note 5).

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

On January 1, 2003, the Company adopted SFAS No. 143, Accounting for Asset Retirement Obligations ("SFAS No. 143"). This statement provides the accounting for the cost of legal obligations associated with the retirement of long-lived assets. SFAS No. 143 requires that companies recognize the fair value of a liability for asset retirement obligations in the period in which the obligations are incurred and capitalize that amount as part of the book value of the long-lived asset. The Company has determined that it does not have a material legal obligation to remove long-lived assets as described by this statement.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which is applicable to financial statements issued for fiscal years beginning after December 15, 2001. The FASB's new rules on asset impairment supersede SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and portions of Accounting Principles Bulletin Opinion 30, Reporting the Results of Operations. This Statement provides a single accounting model for long-lived assets to be disposed of and significantly changes the criteria that would have to be met to classify an asset as held-for-sale. Classification as held-for-sale is an important distinction since such assets are not depreciated and are stated at the lower of fair value and carrying amount. This Statement also requires expected future operating losses from discontinued operations to be displayed in the period(s) in which the losses are incurred, rather than as of the measurement date as presently required. The provisions of this Statement are not expected to have a significant effect on the Company's financial position or operating results.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

2. Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation - Transition and Disclosure. This Statement amends SFAS No. 123 to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this Statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The disclosure provisions of this Statement are effective for fiscal years ending after December 15, 2002, and have been incorporated into these financial statements and accompanying footnotes.

In January 2003, the FASB issued FASB Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"). FIN 46 clarifies the application of Accounting Research Bulletin No. 51, Consolidated Financial Statements, to address the consolidation of certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated support from other parties. FIN 46 requires existing unconsolidated variable interest entities to be consolidated by their primary beneficiaries. All companies with variable interests in variable interest entities created after January 31, 2003, shall apply the provisions of this Interpretation to those entities immediately. A public company that holds a variable interest in a variable interest entity it acquired before February 1, 2003, shall apply the provisions of this Interpretation no later than the beginning of the first interim or annual reporting period after June 15, 2003. A private company that holds a variable interest in a variable interest entity it acquired before February 1, 2003, shall apply the provisions of this Interpretation no later than the end of the first fiscal year that begins after June 15, 2003. For variable interest entities for which an enterprise holds a variable interest that it acquired before February 1, 2003, FIN 46 may be applied by restating previously issued financial statements or prospectively from the date of adoption. The Company has not yet determined the impact of FIN 46 on its consolidated financial statements.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

3. Significant InterCall Acquisitions

Multicomm, Inc. ("Multicomm")

In July 2001, InterCall acquired all the outstanding stock of Multicomm for $1,478,043 in cash. Multicomm, which provides conference-calling services in Canada, was purchased to expand InterCall's conference calling business into Canada. The results of Multicomm have been included since the date of acquisition in the accompanying statement of operations.

The purchase price was allocated as follows:

Cash                     $   47,647
Property and equipment       55,405
Customer list               487,682
Goodwill                    887,309
                         ----------
                         $1,478,043
                         ==========

In accordance with SFAS No. 142, no amortization of goodwill related to this acquisition was recorded in 2001, as this acquisition was completed after June 30, 2001. The customer list is being amortized over three years, and goodwill is evaluated on a yearly basis for impairment in accordance with SFAS No. 142 (Note
2).

Mshow.com, Inc. ("Mshow")

In May 2002, Intercall purchased Mshow, a web conferencing provider, for approximately $7 million in cash, including acquisition costs. Mshow was purchased to enhance the Company's videoconferencing offerings. The results of Mshow have been included in the accompanying statements of operations since the date of acquisition. The purchase price was allocated as follows:

Trademark and patents    $   97,233
Accounts receivable         284,703
Customer list             1,480,989
Fixed assets              2,451,845
Goodwill                  2,683,944
                         ----------
                         $6,998,714
                         ==========

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

4. Property and Equipment

Property and equipment consist of the following at December 31, 2002 and 2001:

                                     Useful Lives       2002          2001
                                     ------------   ------------   -----------

Land                                       --       $    630,628   $   630,628
Buildings and leasehold and land-
   improvements                          2-20          8,595,278     9,455,519
Furniture, fixtures, and office
   equipment                              2-7         46,784,625    27,715,138
Aircraft and other work equipment          15          9,775,882    13,681,919
Switching and bridge equipment              5         44,599,967    36,552,705
Terminal and production equipment           3          5,842,691     3,481,410
                                                    ------------   -----------
                                                    $116,229,071   $91,517,319
                                                    ============   ===========

Depreciation expense on property and equipment was $17,138,984, $10,082,934, and $6,557,396 for 2002, 2001, and 2000, respectively.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

5. Goodwill and Other Intangibles

Summarized below are the carrying values for the major classes of intangible assets that will continue to be amortized under SFAS No. 142, as well as the carrying values of those intangible assets which will no longer be amortized:

                                                 December 31, 2002           December 31, 2001
                                            --------------------------   --------------------------
                                               Gross                       Gross
                                 Useful      Carrying     Accumulated     Carrying     Accumulated
                                 Lives        Amount      Amortization     Amount      Amortization
                              -----------   -----------   ------------   -----------   ------------
Intangible assets subject
   to amortization:
Customer lists                3 - 4 years   $ 3,220,142   $  (926,925)   $   942,021   $  (218,451)
Non-compete agreement           4 years         179,197      (126,922)       179,197       (72,168)
                                            -----------   -----------    -----------   -----------
Total                                       $ 3,399,339   $(1,053,847)   $ 1,121,218   $  (290,619)
                                            ===========   ===========    ===========   ===========

Intangible assets not
   subject to amortization:
Goodwill                                    $20,533,430   $(3,786,866)   $10,525,225   $(2,017,331)
                                            ===========   ===========    ===========   ===========
                                            $23,932,769   $(4,840,713)   $11,646,443   $(2,307,950)
                                            ===========   ===========    ===========   ===========

The weighted average estimated useful lives of intangible assets subject to amortization was 3.13 years for the year ended December 31, 2002, with remaining useful lives of 2.26 years.

The following table presents current and estimated amortization expense, for the Company's intangibles assets subject to amortization, for each of the following periods:

Year ended   Current     Estimated
----------   --------   ----------
   2002      $756,674   $       --
   2003                  1,082,831
   2004                    930,613
   2005                    332,048
   2006                         --
   2007                         --

                           ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

5. Goodwill and Other Intangibles (continued)

The changes in the carrying amount of gross goodwill for the year ended December 31, 2002, are as follows:

Balance at December 31, 2001              $10,525,225
   Consolidation of eCompanyStore          14,759,472
   Impairment of eCompanyStore goodwill    (7,133,114)
   Acquisitions                             2,702,897
   Other                                     (321,050)
                                          -----------
Balance at December 31, 2002              $20,533,430
                                          ===========

In April 2002, the Company concluded, in accordance with SFAS No. 142, that an impairment of eCompanyStore goodwill existed and recorded an impairment charge to write off $7,133,114 of goodwill related to eCompanyStore. See Note 6 where eCompanyStore is further discussed.

The following table presents the Company's 2001 and 2000 results, which are presented on a basis comparable to the 2002 results, adjusted to exclude amortization expense related to goodwill and indefinite-lived intangibles.

                                 For the year ended December 31
                           -----------------------------------------
                               2002           2001           2000
                           ------------   ------------   -----------
Net income - as reported   $(42,947,550)  $298,387,211   $30,711,162
   Add back: Goodwill
   amortization                      --      2,323,906     1,026,082
                           ------------   ------------   -----------
Net income - as adjusted   $(42,947,550)  $300,711,117   $31,737,244
                           ============   ============   ===========

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests

The Company's ownership interests that are accounted for using the equity method of accounting or in accordance with SFAS No. 115 consisted of the following at December 31, 2002 and 2001:

                                                                         2002           2001
                                                                     ------------   ------------
Equity method of accounting investments:
   Transchannel Series A preferred stock, 0 and 14,285,714
      shares in 2002 and 2001                                        $         --   $  4,480,483
   Airtuit, Inc., Series A preferred stock, 0 and 6,534,793 shares
      in 2002 and 2001                                                         --             --
   eCompanyStore.com, Inc. Series B and C preferred stock,
      3,010,176 shares in 2001                                                 --     11,078,203
                                                                     ------------   ------------
Total equity method investments                                                --     15,558,686
Marketable equity investments, at market:
   Innotrac Corporation, 0 and 208,333 shares of common stock
      in 2002 and 2001                                                         --      1,437,498
   ITC/\DeltaCom, Inc. ("ITC/\DeltaCom") common stock,
      3,518,450, and 305,983 shares in 2002 and 2001,
      respectively                                                      8,201,507             --
   Deutsche Telekom ordinary shares, 11,890,716 and
      24,723,911 shares in 2002 and 2001, respectively                152,557,886    422,902,498
   ITC/\DeltaCom, Inc. 11% senior notes, $0 and $35,359,000
      face value in 2002 and 2001, respectively                                --      5,303,850
   Knology Holdings, Inc., 11.875% senior discount notes, $0
      and $69,042,000 face value in 2002 and 2001, respectively                --     30,896,295
                                                                     ------------   ------------
Total marketable equity investments, at market                        160,759,393    460,540,141

                           ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

                                                                        2002           2001
                                                                    ------------   ------------
Nonmarketable investments, at lower of cost or estimated fair value:
      Surebridge, Inc. preferred stock, 5,237,316 and 0 shares in
         2002 and 2001                                                 3,692,307             --
      Cobank participation certificates                                1,690,144      1,613,684
      South Atlantic Private Equity Funds                                     --      1,402,780
      SecureWorks, Inc., Series A preferred stock, 3,018,469 and
         0 shares in 2002 and 2001                                            --             --
      Atwork Technologies, Inc., Series A convertible stock, 0
         and 300,000 shares in 2002 and 2001                                  --             --
      Allconnect.com, Inc., Series B preferred stock, 0 and
         1,086,957 shares in 2002 and 2001                                    --             --
      Knology Holdings, Inc., Series C preferred stock,
         14,833,333 and 8,333,333 shares in 2002 and 2001,
         respectively                                                 27,738,333     15,583,334
      ITC/\DeltaCom, Inc., Series B preferred stock, 0 and
         48,213 shares in 2002 and 2001, respectively                         --             --
      Investment in Transchannel warrant                                      --      1,910,102
      Other nonmarketable investments                                         --        328,167
                                                                    ------------   ------------
Total nonmarketable investments, at cost                              33,120,784     20,838,067
                                                                    ------------   ------------
                                                                    $193,880,177   $496,936,894
                                                                    ============   ============

Equity Ownership in Associated Companies

Powertel

At December 31, 2000, the Company owned approximately 25% of Powertel, Inc. ("Powertel") common stock and approximately 23% of Powertel Series F cumulative preferred stock. Powertel provided wireless services in the southeastern United States. The Company's common ownership interest in Powertel was accounted for using the equity method and its ownership interest in Series F redeemable preferred stock was accounted for as available-for-sale under SFAS No. 115. Losses beyond the Company's common stock investment were recorded by reducing the Company's preferred stock investment in Powertel in accordance with EITF Abstract No. 98-13, Accounting by an Equity Method Investor for Investee Losses When the Investor Has Loans to and Investments in Other Securities of the Investee, and EITF No. 99-10, Percentage Used to

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

Powertel (continued)

Determine the Amount of Equity Method Losses. When recording equity in losses of Powertel to the extent of its preferred stock investment in Powertel, the Company used the liquidation percentage to record these losses. The Company's equity in Powertel's losses included in the accompanying statements of operations was $1,625,000 and $26,562,764 in 2001 and 2000, respectively. During 2001 and 2000, the Company recorded $1,625,000 and $4,875,000, respectively, in dividend income, which was paid by Powertel in the form of 58,445 and 60,926 shares of Powertel common stock, respectively.

The following table summarizes various financial data for Powertel as of and for the year ended December 31, 2000:

Operating revenues       $  427,327,000
Operating loss               96,192,000
Net loss                    221,971,000
Current assets              293,288,000
Noncurrent assets         1,065,722,000
Current liabilities         169,480,000
Noncurrent liabilities    1,298,337,000

On August 26, 2000, Powertel entered into a definitive merger agreement with Deutsche Telekom, as amended and restated as of February 8, 2001. On August 26, 2000, Powertel also entered into a definitive agreement and plan of reorganization with VoiceStream, as amended and restated as of February 8, 2001.

In accordance with the terms of the definitive merger agreement and related documents, during March and April 2001, the Company sold 1.96 million shares of Powertel common stock with a zero book basis. In March and April 2001, the Company received net proceeds of $109,040,092 and recognized a pre-tax gain of the same amount.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

Powertel (continued)

On May 31, 2001, Deutsche Telekom completed the merger with VoiceStream and Powertel. Prior to the Powertel merger with Deutsche Telekom, Powertel declared a dividend of common stock. In accordance with this dividend, the Company received 58,563 shares of Powertel common stock.

In connection with the merger between VoiceStream and Powertel and Deutsche Telekom on May 31, 2001, each share of Series F preferred stock was exchanged for 180.9449 shares of Deutsche Telekom common stock.

Upon completion of the merger with Deutsche Telekom, each common shareholder of Powertel received 2.6353 shares of Deutsche Telekom for each share of Powertel. In May 2001, the Company recognized a pre-tax gain of $519,202,176 upon the exchange of its common and preferred shares of Powertel for shares of Deutsche Telekom. The fair value per share of Deutsche Telekom at the time of acquisition was $21.

Subsequent to May 31, 2001, the Company accounted for its investment in Deutsche Telekom as an available for sale equity investment under SFAS No. 115. At December 31, 2001, due to the decline in value of the Deutsche Telekom stock, the Company recorded a pre-tax charge of $96,299,633 to reflect an other than temporary impairment on this investment.

During March 2002, the Company sold short 1,333,195 shares of Deutsche Telekom ordinary shares not hedged. The Company received proceeds on the sale of $19,986,656 and recognized a pre-tax loss of $2,817,644.

In May 2002, the Company received dividends of $8,061,206 on its investment in Deutsche Telekom shares. Such amount is reflected in miscellaneous income, net, in the accompanying statement of operations for the year ended December 31, 2002.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

Powertel (continued)

At June 30, 2002, due to the decline in value of the Deutsche Telekom stock, the Company recorded a pre-tax charge of $180,225,467 to reflect an additional other than temporary impairment on its investment in Deutsche Telekom and reclassified the unrealized gain of $73,007,866 at June 30, 2002 on derivative transactions related to the Company's Deutsche Telekom investment (Note 7) from accumulated other comprehensive income to earnings, resulting in a net impairment charge of $107,217,601.

In connection with the expiration in November 2002 of the November 2001 derivative discussed in Notes 2 and 7, the Company delivered 11.5 million shares of Deutsche Telekom stock under the collar arrangement to settle its obligation under the related secured borrowing (Note 7) and recognized a pre-tax, noncash gain of $25,130,157 in November 2002. This noncash gain was offset by a noncash loss on the derivative of the same amount. At December 31, 2002, the Company held 11,890,716 shares of Deutsche Telekom stock.

MindSpring/EarthLink

During 1999 and through February 4, 2000, the Company held an investment in MindSpring common stock representing an approximate ownership interest of 17%. The Company accounted for this ownership interest using the equity method of accounting. Equity in losses recorded in 2000 totaled $786,126.

On February 4, 2000, EarthLink Network, Inc. ("EarthLink Network") and MindSpring merged (the "Merger") into a new company named EarthLink, Inc. ("EarthLink" or the "newly formed Company"). EarthLink provides Internet access and other services primarily to individual subscribers. The Merger was accounted for as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended, and as a pooling-of-interests transaction. Each outstanding share of EarthLink Network

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

MindSpring/EarthLink (continued)

common stock was exchanged for 1.615 shares of the common stock of the newly formed Company, and each outstanding share of MindSpring common stock was exchanged for one share of the common stock of the newly formed Company. Other outstanding securities of the companies were converted on the same basis. As a result of the Merger, the Company's percentage ownership in the combined company was diluted to approximately 8%. The Company accounted for its investment in EarthLink as available for sale in accordance with SFAS No. 115.

Upon receipt of the shares of EarthLink in February 2000, the Company recorded a noncash gain of $257,702,971. In September 2000, as a result of the continued decline in value of shares of EarthLink, the Company recorded a noncash impairment charge of $238,198,758 to reflect an other-than-temporary impairment of this investment.

During February 2001, the Company sold its investment in EarthLink common stock. The Company received net proceeds on the sale of $96,780,784 and recognized a pre-tax loss of $436,679.

HeadHunter.Net, Inc. ("HeadHunter.Net")

During 2000 and 2001 the Company accounted for its ownership interest in interest in the common stock of HeadHunter.Net, a provider of on-line recruiting services, using the equity method of accounting. At December 31, 2000, the Company's ownership interest in HeadHunter.Net was approximately 25%. During 2001 and 2000, the Company recorded equity in losses of $4,190,506 and $8,460,637, respectively, related to Headhunter.Net in the accompanying statements of operations.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

HeadHunter.Net, Inc. ("HeadHunter.Net") (continued)

On November 7, 2001, Career Holdings, Inc., completed the acquisition of HeadHunter.Net. Each common shareholder of HeadHunter.Net received cash proceeds of $9.25 per share. As a result of the acquisition, the Company received net proceeds of $50,455,084 relating to the sale of HeadHunter.Net common stock and recognized a pretax gain of $33,346,137 in November 2001.

eCompanyStore

In March 2000, the Company acquired preferred stock of eCompanyStore representing a 10% interest for $10,061,559 in cash. During March 2001, the Company acquired additional preferred stock of eCompanyStore of $5 million and its ownership interest in eCompanyStore increased to 23%. This ownership interest was accounted for using the cost method through March 2001, and as a result of the additional investment, the Company began accounting for its ownership interest using the equity method in March 2001.

In April 2002, the Company acquired an additional 58% interest in eCompanyStore in connection with an investment of $5 million cash in exchange for additional preferred stock of eCompanyStore and the increase in conversion ratios of the Company's existing preferred stock investments in eCompanyStore. The Company began consolidating the results of eCompanyStore in its financial statements subsequent to this additional investment in April 2002.

The Company's equity in eCompanyStore losses included in the accompanying statement of operations was $2,027,865 in 2001. The Company recognized $603,324 in 2002 as equity in losses prior to consolidation subsequent to April 2002.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Equity Ownership in Associated Companies (continued)

Transchannel ("Transchannel")

During 2000, 2001, and through October 2002, the Company owned approximately 40.8% of Transchannel. Transchannel is an application service provider that supports, manages, and delivers enterprise resource planning software applications to large businesses. The Company's ownership interest in Transchannel was accounted for using the equity method. The Company's equity in Transchannel's losses included in the accompanying statements of operations was $257,993, $780,847, and $1,772,205 in 2002, 2001, and 2000, respectively.

The Company also held a warrant to purchase additional shares of Transchannel's Series A preferred stock. At December 31, 2000, the warrant vested and the Company recorded the estimated fair value of the warrant of $2,642,857 as the basis of its investment in the warrant. The warrant was accounted for using the cost method in 2000. On January 1, 2001, the Company adopted SFAS No. 133, and as a result, accounted for the warrant in accordance with SFAS No. 133, which requires that changes in the fair value of the warrant are recorded currently in earnings (Note 2).

In October 2002, the Company sold its ownership interest in Transchannel in exchange for preferred stock of Surebridge, Inc., an application outsourcer for middle market companies. The Company recognized a loss on sale of $726,001.

Airtuit, Inc. ("Airtuit")

In December 2000, the Company purchased a 22% interest in Airtuit for $5 million, which was paid with $4 million in cash and the forgiveness of a $1 million note receivable. The purchase resulted in goodwill of $3,794,233. Airtuit is a software development and professional services company providing wireless data solutions and was accounted for using the equity method. The Company's equity in Airtuit's losses included in the accompanying statements of operations was $392,330 in 2001 and not material in 2000. During August 2001, based on the likelihood of the Company not recovering its investment, the Company recorded an impairment charge of $4,389,368 to write off the carrying value of this investment. In 2002, the Company sold this investment for cash proceeds of $100,000 and recognized a gain on sale of the same amount.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests

ITC/\DeltaCom, Inc.

The Company owned common stock of ITC/\DeltaCom ("Old Common Stock") that was accounted for as available for sale under SFAS No. 115. Based on the continued decline in ITC/\DeltaCom's stock price, the Company recorded a realized loss of $6,163,711 in December 2000 to reflect an other-than-temporary impairment of its investment in ITC/\DeltaCom Old Common Stock.

On February 27, 2001, the Company entered into an investment agreement with ITC/\DeltaCom. Under the agreement, the Company agreed to purchase, in multiple tranches, up to 150,000 shares in multiple series of cumulative convertible redeemable preferred stock of ITC/\DeltaCom's Series B preferred stock and warrants to purchase common stock for an aggregate cost of up to $150 million. Subsequently, SCANA Communications, Inc., and HBK Master Fund L.P. assumed $50 million of this commitment. On June 20, 2001, the Company purchased 20,000 shares of ITC/\DeltaCom Series B-1 preferred stock for $1,000 per share, or $20 million. On September 5, 2001, the Company purchased 26,666 shares of ITC/\DeltaCom Series B-2 preferred stock for $1000 per share, or $26,666,000. This redeemable convertible preferred stock was accounted for as a SFAS No. 115 available for sale debt security. The preferred stock earned dividends at a rate equal to 8% per annum. Dividends paid were paid with additional Series B preferred stock. In connection with these purchases, the Company also received 1,052,632 warrants to purchase ITC/\DeltaCom common stock at $5.70 per share and 3,125,000 warrants to purchase ITC/\DeltaCom common stock at $2.56 per share.

In December 2001, based on the likelihood of the Company not recovering its investment, the Company concluded that an other than temporary impairment existed and recorded an impairment charge to write off its investment in ITC/\DeltaCom preferred stock, warrants, and Old Common Stock to zero, resulting in a pre-tax loss of $49,756,852.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

ITC/\DeltaCom, Inc. (continued)

In October 2001, the Company purchased on the public market $37,359,000 face value ITC/\DeltaCom bonds plus accrued interest for $13,201,023. In December 2001, the Company sold $2 million of face value ITC/\DeltaCom bonds plus accrued interest for $869,778. The Company recorded a pre-tax gain on the sale of $100,000.

In December 2001, based on the likelihood of the Company not recovering its investment in the remaining ITC/\DeltaCom bonds, the Company concluded that an other than temporary impairment existed, and recorded a pre-tax impairment charge of $7,315,072, reducing the cost basis of the bonds to $5,303,850. The fair value of the bonds was estimated based on a discount from the trading price at December 31, 2001, given the Company's inability to further liquidate its ownership interest in the bonds due to trading restrictions.

On June 25, 2002, ITC/\DeltaCom filed a voluntary petition to reorganize under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Court"). On October 17, 2002, the Court entered an order confirming ITC/\DeltaCom's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code (the "Plan"), as further revised, dated as of October 15, 2002. ITC/\DeltaCom's Plan of reorganization received approval from all voting classes of creditors and stockholders and was confirmed on October 17, 2002, by the United States Bankruptcy Court for the District of Delaware. The plan became effective on October 29, 2002. Under the Plan, all of ITC/\DeltaCom's outstanding common stock, preferred stock, common stock purchase warrants and options to purchase common stock were canceled. Holders of ITC/\DeltaCom's publicly held senior notes, including the Company, received their pro rata share of 40.75 million shares of new publicly traded common stock (the "New Common Stock"), of the reorganized ITC/\DeltaCom, which represented 81.5% of the reorganized Company's common stock. Holders of ITC/\DeltaCom's publicly held convertible subordinated notes received their pro rata

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

ITC/\DeltaCom, Inc. (continued)

share of 2.5 million shares of New Common Stock, which represented 5% of the reorganized ITC/\DeltaCom's common stock. The holders of ITC/\DeltaCom common and preferred stock received a total of 500,000 shares. On October 30, 2002, the Company received 3,603,317 shares of the New Common Stock of ITC/\DeltaCom in exchange for the Company's investment in ITC/\DeltaCom senior notes, preferred stock, and common stock. The Company recognized a gain of $2,545,812 upon receipt of the New Common Stock, representing the excess of the fair value of the New Common Stock received, over the carrying value of its investments in the ITC/\DeltaCom. The Company sold 84,867 shares of New Common Stock in December 2002 and recognized a loss on sale, which was immaterial. At December 31, 2002, the Company owns 3,518,450 shares of ITC/\DeltaCom New Common Stock.

Knology

During January 2001, the Company purchased 8,333,333 shares of Knology Series C preferred stock for $25 million. The Company accounts for its preferred stock investment in Knology as a cost method investment as these securities do not have a readily determinable fair value as defined by SFAS No. 115. At December 31, 2001, the Company concluded that an other than temporary investment existed and recorded a pretax impairment charge of $9,416,666 to reduce the carrying amount of this investment to its estimated fair value.

During May and June 2001, the Company purchased an aggregate of $69,042,000 face value Knology bonds for $22,887,715. The bonds were accounted for as SFAS No. 115 available-for-sale debt securities. The Company recognized noncash interest income on the bonds of $4,287,759 and $2,339,428 in 2002 and 2001, respectively. During 2002, the Company sold its investment in Knology bonds for cash proceeds of $20,631,574 and recognized a realized pre-tax loss on the sale of $8,880,338.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

Knology (continued)

During early 2002, in connection with the restructuring of Knology, the Company decided to purchase additional shares of Knology at $3.00 per share. The Company executed this transaction in November 2002 and purchased 6,500,000 shares of Knology preferred stock at $3.00 per share for an aggregate purchase price of $19.5 million. The Company concluded that the $3.00 per share purchase price of this preferred stock exceeded its estimated fair value on the date of purchase. Therefore, upon purchase in November 2002 the Company recorded an impairment charge of $7,345,001 to reduce this asset to its estimated fair value.

PRE Solutions

In November 2000, the Company acquired an approximate 90% interest in PRE Solutions for $12.8 million in cash. The acquisition was accounted for as a purchase, and the results of PRE Solutions have been included in the accompanying financial statements since the date of acquisition. The purchase resulted in goodwill of $1,386,685. In May 2001, the Company made an additional investment in PRE Solutions of $10 million in cash. The purchase resulted in additional goodwill of $277,882. As of December 31, 2002, the Company's ownership interest in PRE Solutions was approximately 95%.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

SecureWorks, Inc. ("SecureWorks")

In February 2000, the Company acquired a 19% interest in SecureWorks for $2.78 million in cash. SecureWorks provides security monitoring and response services for home users and small to mid-sized businesses. This investment is accounted for using the cost method. In October 2000, the Company invested $2.75 million in an additional round of financing. Subsequent to this financing, the Company's ownership in SecureWorks decreased to 16% as a result of additional investments by other parties. In December 2001, based on the likelihood of the Company not recovering its investment in SecureWorks and a receivable from SecureWorks, the Company recorded an impairment charge of $5,542,327 to write off the carrying value of the investment and receivable. In 2002, the Company sold this investment for cash proceeds of $300,000 and recognized a gain on sale of the same amount.

Atwork Technologies, Inc. ("Atwork")

In April 2000, the Company acquired a 14% interest in Atwork for $3 million in cash. Atwork is an application service provider that provides a Web-based software product designed to facilitate employee self-service and streamline human resource benefits administration. This investment was accounted for using the cost method. In August 2001, based on the likelihood of the Company not recovering its investment in Atwork and $100,000 receivable from Atwork, the Company recorded an impairment charge of $3.1 million to write off the carrying value of the investment and receivable.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

Allconnect, Inc. ("Allconnect")

In June 2000, the Company acquired a 4% interest in Allconnect for $1 million in cash. Allconnect provides a service that allows households to select and order home utility and communication services. This investment was accounted for using the cost method. In July 2001, based on the likelihood of the Company not recovering its investment in Allconnect, the Company recorded an impairment charge of $1 million to write off the carrying value of this investment. In 2002, the Company sold this investment for cash proceeds of $200,000 and recognized a gain on sale of the same amount.

Innotrac Corporation ("Innotrac")

During February and March 2002, the Company sold its investment in 208,333 shares of Innotrac's common stock and recognized a pre-tax gain of $777,255. Innotrac was accounted for as an available-for-sale security under SFAS No. 115.

South Atlantic Private Equity Funds ("South Atlantic")

During 2002, the Company sold its investment in the South Atlantic for cash of $2,020,755 and recognized a gain of $617,975.

Vista Eyecare, Inc. ("Vista")

The Company held an investment in Vista common stock, one of the nation's largest retail optical companies, which the Company accounted for as available for sale under SFAS No. 115. Vista filed for protection under Chapter 11 of the U.S. Bankruptcy Code in April 2000. In May 2000, the Company recorded a loss of $3,607,276 to write off the remaining cost basis of this investment as the Company concluded that an other than temporary impairment of Vista existed. Upon emerging from bankruptcy in 2001, the existing common stockholders, including the Company, received no ownership interest in Vista.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

6. Equity Ownership in Associated Companies and Other Ownership Interests (continued)

Other Ownership Interests (continued)

Aegis Communications, Inc. ("Aegis")

The Company held an investment in Aegis, a marketing services company. On December 27, 2001, the Company sold its investment in Aegis common and preferred stock. Aegis common stock was accounted for as available for sale under SFAS No. 115 and the Aegis preferred stock was accounted for at cost. In December 2001, the Company received proceeds on the sale of $524,171 and recognized a pre-tax loss of $2,142,127.

Cobank Participation Certificates

The Company holds an investment in participation certificates in Cobank, ACB ("Cobank"), a banking cooperative, which is a co-lender of the credit facility discussed in Note 9. In accordance with the terms of the participation certificates, the full value of the certificates will be remitted to the Company from Cobank in quarterly escalating payments over a five-year period, commencing the quarter following the termination of the credit facility (Note 16).

Available for Sale Securities

At December 31, 2002 and 2001, pre-tax unrealized gains on available-for-sale investments were $41,137,001 and $5,084,767 respectively. At December 31, 2002 and 2001, pre-tax unrealized losses on available-for-sale investments were $0 and $0, respectively. For 2002, 2001, and 2000, proceeds from sales of available-for-sale securities totaled $41,422,985, $98,207,269 and $2,353,166, respectively. Pre-tax gains on sales of available for-sale securities were $777,255, $100,000, and $0 for 2002, 2001, and 2000, respectively. Pre-tax losses on sales of available-for-sale securities were $11,870,572, $2,578,806, and $0 for 2002, 2001, and 2000, respectively. At December 31, 2002 and 2001, the Deutsche Telekom shares that collateralize the secured borrowings under the derivative arrangements (Note 7) are classified as current investments, as such shares will be sold to settle the related secured borrowings. All other available-for-sale investments are classified as noncurrent assets in the accompanying balance sheets.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

7. Derivatives

Prepaid Variable Forward Contract--11,500,000 Shares of Deutsche Telekom

Effective November 2, 2001, the Company, through its wholly owned subsidiary, ITC Wireless, entered into three similar prepaid forward hedge agreements with Dresdner Kleinwort Wassterstein Securities LLC. These agreements consisted of a purchased put and written call that acts to collar the value of an aggregate
11.5 million shares of the Company's investment in Deutsche Telekom ordinary shares, which are accounted for as available-for-sale in accordance with SFAS No. 115, between $15.4221 and $18.5065 per share. Upon execution of these agreements, the Company received proceeds of $160,682,860 based on the Deutsche Telekom share price of $15.4221 multiplied by 11.5 million shares, net of 9.4% of fees. The Company accounted for this arrangement as a secured borrowing (Note
9) with an embedded derivative. The derivative and borrowing were recorded at fair value upon execution of the arrangement. The Company accounted for the derivative as a trading security under SFAS No. 133 with changes in the fair value of the derivative recorded currently in earnings. During 2001, the Company recorded a noncash charge of $17,200,269 related to the change in the fair value of this derivative. From January 1, 2002 through February 2002, the Company recorded a noncash gain of $32,118,940 related to changes in the fair value of the derivative. In February 2002, the Company designated this derivative as a cash flow hedge of the forecasted sale of the underlying 11.5 million Deutsche Telekom shares. Changes in the fair value of the derivative were recorded in other comprehensive income since the date of designation, except that, in connection with the impairment charge on Deutsche Telekom shares recorded in June 2002 (Note 6), the unrealized gain recorded in other comprehensive income at June 30, 2002 was reclassified from other comprehensive income to the statement of operations.

The 11.5 million shares of Deutsche Telekom subject to this arrangement that were accounted for as available-for-sale under SFAS No. 115 were classified as current assets in the accompanying balance sheet at December 31, 2001.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

7. Derivatives (continued)

Prepaid Variable Forward Contract--11,500,000 Shares of Deutsche Telekom (continued)

These agreements expired in November 2002. At expiration, the Company was required to repay gross proceeds of $177,354,150, which is based on 11.5 million shares and a per share price of $15.4221. The Company delivered the 11.5 million shares subject to this arrangement to settle this obligation and no amounts were receivable to the Company as the Deutsche Telekom stock price was below the floor of the collar at the date of expiration of the arrangement. The Company recognized a noncash gain on sale of the underlying Deutsche Telekom stock of $25,130,157, as the fair value of the stock exceeded the Company's cost basis upon expiration of this arrangement. The Company recognized a noncash loss on the derivative of the same amount.

Prepaid Variable Forward Contract--3,000,000 Shares of Deutsche Telekom

On February 5, 2002, the Company, through its wholly owned subsidiary, ITC Wireless, entered into a prepaid forward hedge agreement with Dresdner Kleinwort Wassterstein Securities LLC. The agreement acts to collar the value of 3 million shares of the Company's investment in Deutsche Telekom ordinary shares between $13.58 and $16.296 per share. Upon execution of this agreement, the Company received proceeds of $36,947,921 based on the Deutsche Telekom share price of $13.58 multiplied by 3 million shares, net of 9.308% of fees.

The agreement provided that, on February 5, 2003, the Company effectively would receive incremental proceeds, based on the fair market value of the shares on that date, for the difference between the $13.58 floor price and upper cap share price of up to $16.296 per share. Alternatively, the Company does not have any contractual exposure for a decrease in the per share value below $13.58.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

7. Derivatives (continued)

Prepaid Variable Forward Contract--3,000,000 Shares of Deutsche Telekom (continued)

The Company accounted for the agreement as a secured borrowing arrangement (Note
9) with an embedded derivative. On February 5, 2002, the Company recorded a note payable for the gross amount repayable under this arrangement, net of a debt discount of $968,838. The debt discount would accrete to interest expense through February 5, 2003 at the rate of 2.378%. The borrowing is secured by the 3 million common shares of Deutsche Telekom stock.

The embedded derivative in this arrangement was recorded at fair value, and the Company has elected to apply cash flow hedge accounting to this derivative in accordance with SFAS No. 133 (Note 2). In January 2003, the Company terminated this agreement early (Note 16).

Prepaid Variable Forward Contract--5,792,128 Shares of Deutsche Telekom

On February 7, 2002, the Company, through its wholly owned subsidiary, ITC Wireless, entered into a prepaid forward hedge agreement with Dresdner Kleinwort Wassterstein Securities LLC. The agreement acts to collar the value of 5,792,128 shares of the Company's investment in Deutsche Telekom ordinary shares between $13.1806 and $15.8167 per share. Upon execution of this agreement, the Company received proceeds of $68,977,317 based on the Deutsche Telekom share price of $13.1806 multiplied by 5,792,128 shares, net of 9.649% of fees.

The agreement provides that, on February 7, 2003, the Company effectively may receive incremental proceeds, based on the fair market value of the shares on that date, for the difference between the $13.1806 floor price and upper cap share price of up to $15.8167 per share. Alternatively, the Company does not have any contractual exposure for a decrease in the per share value below $13.1806.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

7. Derivatives (continued)

Prepaid Variable Forward Contract--5,792,128 Shares of Deutsche Telekom (continued)

The Company accounted for the agreement as a secured borrowing arrangement (Note
9) with an embedded derivative. On February 7, 2002, the Company recorded a note payable for the gross amount repayable under this arrangement, net of a debt discount of $1,789,878. The debt discount would accrete to interest expense through February 7, 2003, at the rate of 2.345%. The borrowing is secured by the 5,792,128 common shares of Deutsche Telekom stock.

The embedded derivative in this arrangement was recorded at fair value, and the Company elected to apply cash flow hedge accounting to this derivative in accordance with SFAS No. 133 (Note 2). In January 2003, the Company terminated this arrangement early (Note 16).

Prepaid Variable Forward Contract--3,098,588 Shares of Deutsche Telekom

On February 11, 2002, the Company, through its wholly owned subsidiary, ITC Service Company, entered into a prepaid forward hedge agreement with Deutsche Banc Alex Brown Inc. The agreement acts to collar the value of 3,098,588 shares of the Company's investment in Deutsche Telekom ordinary shares between $13.7325 and $16.479 per share. Upon execution of this agreement, the Company received proceeds of $38,764,165 based on the Deutsche Telekom share price of $13.7325 multiplied by 3,098,588 shares, net of 8.9003% of fees.

The agreement provides that, on February 11, 2003, the Company effectively will receive incremental proceeds, based on the fair market value of the shares on that date, for the difference between the $13.7325 floor price and upper cap share price of up to $16.479 per share. Alternatively, the Company does not have any contractual exposure for a decrease in per share value below $13.7325.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

7. Derivatives (continued)

The Company accounted for the agreement as a secured borrowing arrangement (Note
9) with an embedded derivative. On February 11, 2002, the Company recorded a note payable that represents the gross amount repayable under this arrangement, net of debt discount of $1,033,998. The debt discount would accrete to interest expense through February 11, 2003, at the rate of 2.43%. The borrowing is secured by the 3,098,588 common shares of Deutsche Telekom stock.

The embedded derivative in this arrangement was recorded at fair value, and the Company elected to apply cash flow hedge accounting to this derivative in accordance with SFAS No. 133 (Note 2). In January 2003, the Company terminated this arrangement early (Note 16).

Interest Rate Swaps

As discussed in Note 2, the Company was a party to two interest rate swap agreements which were accounted for as trading securities under SFAS No. 133, subsequent to January 1, 2001. The first swap agreement was a forward-starting interest rate swap agreement with Wachovia Bank. The swap had a notional amount of $50 million and swapped three-month LIBOR plus 2.5% for a fixed rate of 8.66%. The Company would have paid $939,652 to terminate the swap agreement at December 31, 2001. This swap expired December 31, 2002.

The additional forward-starting interest rate swap agreement had a notional amount of $50 million and swapped three-month LIBOR for a fixed rate of 7.37%. The swap expired on November 15, 2001.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

8. Accrued Liabilities

Accrued liabilities consists of the following at December 31, 2002 and 2001:

                                                        2002          2001
                                                    -----------   -----------

Accrued compensation                                $ 9,560,495   $13,517,962
Accrued telecommunications costs                      8,870,759     3,962,605
Accrued taxes                                        38,077,495     4,052,297
Liability under derivative arrangements                      --     4,608,124
Other                                                 9,342,715    10,129,716
                                                    -----------   -----------
                                                    $65,851,464   $36,270,704
                                                    ===========   ===========

9. Long-Term Debt

Long-term debt, including current portions, at December 31, 2002 and 2001:

                                                      2002           2001
                                                  ------------   ------------
General Electric Capital Corporation promissory
   note                                           $  6,993,323   $  7,668,023
Amounts due under secured borrowings, net of
   debt discounts of $316,060 and $3,399,285 in
   2002 and 2001, respectively                     159,319,022    173,954,861
Other                                                  480,000        471,450
                                                  ------------   ------------
                                                  $166,792,345   $182,094,334
                                                  ============   ============

Maturities of long-term debt (including current maturities) for each of the next five years and thereafter are as follows as of December 31, 2002:

2003                                              $160,106,589
2004                                                   837,037
2005                                                   890,172
2006                                                   947,245
2007                                                   888,546
Thereafter                                           3,122,756
                                                  ------------
Total                                             $166,792,345
                                                  ============

                           ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

9. Long-Term Debt (continued)

Line of Credit

On April 26, 2000, the Company established a new credit facility (the "New Facility") of up to $200 million. The New Facility replaced a previous line of credit that was outstanding through April 26, 2000 (the "Old Facility"). On April 26, 2000, the Company repaid the outstanding balance of $109,070,465 on the Old Facility with proceeds from the New Facility, and the Old Facility was terminated. The Company recorded an extraordinary loss of $1,902,362 ($1,179,464 net of tax) in the accompanying statement of operations for the year ended December 31, 2000 for the write-off of unamortized issuance costs related to the Old Facility.

In April 2001, the New Facility was amended to provide for borrowings of up to $145 million. The term of the New Facility is through April 26, 2005. The New Facility is secured by substantially all of the assets of ITC Service Company, Inc., a subsidiary of the Company, and InterCall, Inc. The Company guarantees the New Facility.

The New Facility imposes various financial requirements and restrictions and contains covenants limiting the Company's ability to incur debt or make guaranties, create liens, pay dividends, make distributions or stock repurchases, make investments or capital expenditures, issue capital stock, engage in transactions with affiliates, sell assets, and engage in mergers and acquisitions. The New Facility also requires the Company to comply with certain financial tests and to maintain certain financial ratios. At December 31, 2002 and 2001, the Company was in compliance with all of these requirements.

At the option of the Company, interest on the New Facility is calculated on a 360-day year at the base rate, as defined, or the one-, two-, three-, or six-month LIBOR plus an applicable margin. The applicable margin (adjusted quarterly) is based on the Company's leverage ratio.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

9. Long-Term Debt (continued)

Line of Credit (continued)

In November 2001, the Company repaid all amounts outstanding under the New Facility with proceeds from a secured borrowing arrangement, discussed further below. At December 31, 2002 and 2001, there were no tranches outstanding on the New Facility. See Note 16 where borrowings under the New Facility subsequent to December 31, 2002 are discussed. In connection with the sale of the Company to West Corporation, borrowings subsequent to December 31, 2002, were repaid in full and the New Facility was terminated effective May 9, 2003.

Ericsson Inc. Note

In June 1998, the Company, through its wholly owned subsidiary, ITC Wireless, borrowed $75 million from Ericsson Inc. to fund the purchase of 50,000 shares of Series F cumulative convertible preferred stock of Powertel. The note bore interest at 10.47% and was collateralized by Powertel common stock and the Powertel Series F cumulative preferred stock. The initial principal sum of $75 million, together with accrued interest, was due on June 22, 2004. Each June 22 and December 22, accrued interest was converted into additional principal outstanding in accordance with the terms of the promissory note.

In November 2001, the Company repaid the balance of the note and accrued interest totaling $105,715,739, with the proceeds from a secured borrowing arrangement discussed below.

General Electric Capital Corporation Loan

On January 10, 2001, the Company entered into a promissory note with General Electric Capital Corporation for $8.2 million. The promissory note is secured by the Company's Lear 2000 45 jet aircraft. The note, which bears interest at 7.17% per annum, is for a term of 120 months commencing on January 10, 2001, and ending on January 10, 2011. The Company makes monthly payments on the promissory note in the amount of $95,929, which includes principal and interest. See Note 16 regarding repayment of this note in full in May 2003.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

9. Long-Term Debt (continued)

Prepaid Variable Forward Contracts

As discussed in Notes 2 and 7, the Company entered into certain derivative controls to collar the value of the majority of its investment in Deutsche Telekom stock. These derivative arrangements were bifurcated between a derivative and a secured borrowing. Upon execution of the arrangements, which occurred in November 2001 and February 2002, the Company recorded, at fair value, the liability for amounts due under these arrangements. These liabilities are reflected as amounts due under secured borrowing arrangements in the accompanying balance sheet.

The amounts recorded as secured borrowings represent the gross amount of proceeds received by the Company upon execution of these derivative arrangements. Under these arrangements, these amounts must be effectively repaid upon expiration of derivative the arrangements. See Notes 2 and 7 where further discussed.

The Company recorded a liability of $177,354,150 relating to the November 2001 arrangement. Interest expense was recorded on the outstanding borrowing based on an interest rate of 2.3% using the straight-line method, which approximates the effective interest rate method. This amount was repaid in full in November 2002. The borrowing was secured by the 11.5 million shares of Deutsche Telekom stock underlying this arrangement.

In February 2002, the Company recorded secured borrowings under the three derivative arrangements executed in February 2002 (Notes 2 and 7).

On February 5, 2002, the Company recorded a note payable for the gross amount repayable under this arrangement of $40,740,000, net of a debt discount of $968,838. The debt discount would accrete to interest expense through February 5, 2003, at the rate of 2.378%. The borrowing is secured by the 3 million shares of Deutsche Telekom stock underlying this arrangement.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

9. Long-Term Debt (continued)

Prepaid Variable Forward Contracts (continued)

On February 7, 2002, the Company recorded a note payable for the gross amount repayable under this arrangement of $76,343,723, net of a debt discount of $1,789,878. The debt discount would accrete to interest expense through February 7, 2003, at the rate of 2.345%.

Prepaid Variable Forward Contracts

The borrowing is secured by the 5,792,128 common shares of Deutsche Telekom stock underlying this arrangement.

On February 11, 2002, the Company recorded a note payable that represents the gross amount repayable under this arrangement of $42,551,359, net of debt discount of $1,033,998. The debt discount would accrete to interest expense through February 11, 2003, at the rate of 2.43%. The borrowing is secured by the 3,098,588 common shares of Deutsche Telekom stock underlying this arrangement.

In January 2003, the Company terminated these arrangements early and such obligations were settled. See Note 16 where discussed.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

10. Income Taxes

The provision for income taxes consists of the following for the years ended December 31, 2002, 2001, and 2000:

                                       2002           2001           2000
                                   ------------   ------------   ------------

Current:
   Federal                         $ 33,411,446   $ 74,300,629   $  6,367,803
   State                             11,924,952      4,786,550      1,193,842
                                   ------------   ------------   ------------
                                     45,336,398     79,087,179      7,561,645
                                   ------------   ------------   ------------

Deferred:
   Federal                          (48,804,116)    83,911,463     (9,256,691)
   State                            (14,160,790)     3,180,166     (2,314,173)
Increase (decrease) in valuation
   allowance                          5,158,717        566,087       (397,511)
                                   ------------   ------------   ------------
                                    (57,806,189)    87,657,716    (11,968,375)
                                   ------------   ------------   ------------
Total provision for income taxes   $(12,469,791)  $166,744,895   $ (4,406,730)
                                   ============   ============   ============

In 2000, the Company reversed a valuation allowance against certain state deferred tax assets of $551,000, as it concluded that such assets were likely to be received.

The Company also has recorded the deferred tax effects of unrealized gains (losses) on SFAS No. 115 available for sale securities, unrealized gains on derivatives, and foreign currency translation adjustments in other comprehensive income.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

10. Income Taxes (continued)

A reconciliation of the total income tax provision and the amount computed by applying the statutory federal income tax rate to income from continuing operations before income taxes for the years ended December 31, 2002, 2001, and 2000, is as follows:

                                         2002           2001           2000
                                     ------------   ------------   ------------
Net income from continuing
   operations before income taxes    $(56,017,407)  $464,317,976   $ 32,954,239
Statutory rate                                x35%           x35%           x34%
                                     ------------   ------------   ------------
Income tax at statutory rate          (19,606,092)   162,511,292     11,204,441
State income taxes, net of federal
   income tax benefit                  (1,453,295)     2,778,276       (694,605)
Nondeductible expenses (income)         2,885,961      1,831,148    (14,324,036)
Other, net                                544,918       (941,908)      (195,019)
Change in valuation allowance,
   net                                  5,158,717        566,087       (397,511)
                                     ------------   ------------   ------------
Total provision for income taxes     $(12,469,791)  $166,744,895   $ (4,406,730)
                                     ============   ============   ============

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

10. Income Taxes (continued)

The sources of differences between the financial accounting and tax bases of assets and liabilities that give rise to the net deferred tax liabilities are as follows at December 31:

                                            2002           2001
                                        ------------   ------------
Deferred income tax assets:
   Net operating loss carryforwards     $ 14,884,788   $    814,880
   Accrued expenses                        2,272,837      3,997,445
   Accounts receivable                     1,260,968        281,861
   Stock compensation                        560,113      5,133,958
   Other                                   1,592,798        873,479
   Less valuation allowance              (13,961,765)      (731,336)
                                        ------------   ------------
Total deferred income tax assets           6,609,739     10,370,287

Deferred income tax liabilities:
   Investments                           (21,324,420)   (84,391,203)
   Accelerated depreciation               (6,666,126)    (1,921,330)
   Other, net                                     --     (3,548,320)
                                        ------------   ------------
Total deferred income tax liabilities    (27,990,546)   (89,860,853)
                                        ------------   ------------
Net deferred income tax liabilities     $(21,380,807)  $(79,490,566)
                                        ============   ============

Since management is unable to determine currently that it is more likely than not that certain deferred tax assets resulting from net operating loss carryforwards and other temporary items will be realized, a valuation allowance has been provided in the accompanying financial statements. The Company's ability to recognize the benefit from net operating loss carryforwards may be limited.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

11. Capital Stock

Preferred Stock

The Company has authorized 3 million shares of preferred stock, $.01 par value, of which 1 million shares are designated Series A and 133,664 shares are designated Series B. There are 645,153 shares of Series A preferred stock outstanding and 133,644 shares of Series B preferred stock outstanding. The Series A and B preferred stock have a per share liquidation preference of $13.45 and $43.56, respectively. At December 31, 2002, the Series A and Series B preferred stock are convertible into common stock on a 4:1 basis. The Series A and Series B preferred stock has no voting rights, however, certain corporate activities require the consent of the holders of at least two-thirds of the shares of Series A preferred stock. At December 31, 2002, the Company had 3,115,268 shares of common reserved for issuance upon conversion of preferred stock.

Stock Buybacks

The Company repurchased shares from existing stockholders for payments of approximately $12.1 million, and $8.7 million during the years ended December 31, 2001 and 2000, respectively. Such repurchases were recorded as treasury stock transactions at fair value.

On February 15, 2002, the Company made an offer to repurchase from its shareholders outstanding shares of ITC Holding Company common stock, at a price of $12.14 per share, in an aggregate purchase amount of up to $100 million. The board of directors could, but was not obligated to, choose to increase the aggregate purchase amount during the term of the offer. The offer was scheduled to expire on March 19, 2002. On March 19, 2002, the Company announced the offer to purchase was oversubscribed, and the Company elected in accordance with the terms of the offer to increase the size of the repurchase to $125 million. The expiration of the offer to purchase was extended 10 business days and ended on April 2, 2002. The Company purchased 9,257,646 common shares and 1,038,125 vested common stock options for a gross cost of $124,990,660. The Company received proceeds from the exercise of options of $2,236,445, resulting in a net cost of the buyback of $122,754,215. In connection with this buyback, 10,295,771 shares of common stock held as treasury stock were retired.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

11. Capital Stock (continued)

Stock Buybacks (continued)

In May and June of 2002, the Company completed the buyback of an additional 621,990 shares from certain investors for a total cost of $7,545,108, or $12.14 per share.

Separate from the 2002 stock buybacks discussed above, in June 2002, the Company's board of directors approved the repurchase of approximately 1.1 million shares at $12.14 per share, or an aggregate cost of $13.3 million, from the Company's chief executive officer. The Company's chief executive officer assigned a portion of this repurchase right to other shareholders. The Company completed this repurchase in October 2002. At closing of the sale of ITC to West on May 9, 2003, a payout was made to these same shareholders to adjust their repurchase price from the $12.14 at the original repurchase to $13.748, the per share price shareholders received in connection with the closing of the sale of ITC to West Corporation. Additionally, these shareholders will receive a true-up of their sale price no later than August 15, 2003, based on the final reconciliation of the purchase price, which is to be completed no later than that date.

ITC Holding Stock Option Plans

The ITC Holding Company Employee Stock Option Plan (the "Stock Option Plan") provides for the grant of options to employees of the Company and its subsidiaries that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code of 1986, as amended, as well as options which are not intended to qualify as incentive stock options ("nonqualifying options").

The option exercise price for incentive stock options granted under the Stock Option Plan cannot be less than 100% of the fair market value of the common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). The option exercise price for nonqualifying options granted under the Stock Option Plan cannot be less than the par value of the common stock on the date of grant of the option.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

11. Capital Stock (continued)

ITC Holding Stock Option Plans (continued)

Prior to September 1999, the majority of vesting schedules were 40% after two years and 20% per annum for the next three years. For all grants subsequent to September 1999, the vesting schedule generally is 50% after two years and 25% per annum for the next two years. The maximum option term is 10 years. There is also a $100,000 limit on the value of common stock (determined at the time of grant) covered by incentive stock options that become exercisable by an optionee in any year.

The Company's Director Plan (the "Director Plan") provides for the grant of options that are not intended to qualify as incentive stock options to non-employee directors of the Company (each an "Eligible Director"). The option exercise price for options granted under the Director Plan is at least 100% of the fair market value of the shares of common stock on the date of grant of the option. Each Eligible Director was granted an option to purchase 10,000 shares of common stock upon such person's initial election or appointment to serve as director. Options granted become exercisable 50% after two years and 25% per annum for the next two years. The options will expire 10 years after the date of grant.

In July 2000, the Company's board of directors adopted a stock option plan for employees of InterCall's United Kingdom ("UK") (the "UK Stock Option Plan") operations. Under the UK Stock Option Plan, employees in the UK participate in the Company's Stock Option Plan. Currently, the UK Stock Option Plan is subject to a National Insurance Contributions ("NIC") tax imposed by the UK, which requires that the employer and employee contribute to the NIC tax on the exercise of unapproved plan options.

On October 24, 2001, the Company granted a total of 1,308,355 common stock options to all employees that held options with exercise prices of more than $15. These option grants were made with an exercise price of $13.51 per share, the estimated fair market value of the Company's stock at the grant date. The employees' existing options were not canceled and remain outstanding. Accordingly, no compensation expense was recorded. These new options vested one year from the date of grant. All options and shares issued under the Stock Option Plan, the Director Plan, and the UK Stock Option Plan are collectively referred to as the ITC Holding Company Plans.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

11. Capital Stock (continued)

ITC Holding Stock Option Plans (continued)

The Company has accounted for its plan as a variable stock option plan as the plan allows for cashless exercises, and a result of the Company's past practice of allowing cashless exercises. The Company has recorded a net noncash compensation related to this variable plan of $(5,409,499), $(4,914,548), and $(19,989,120) for the years ended December 31, 2002, 2001, and 2000, respectively.

At December 31, 2002, the Company had 8.1 million shares of common stock reserved for issuance upon exercise of common stock options.

The following schedule summarizes stock option activity under the ITC Holding Company Plans:

                                                Weighted-
                                                 Average
                                    Number of    Exercise
                                     Options      Price
                                   ----------   ---------

Outstanding at December 31, 1999    5,733,980    $ 5.02
   Granted                          1,143,266     19.82
   Exercised                       (1,652,912)     1.54
   Forfeited                         (197,372)    11.52
                                   ----------
Outstanding at December 31, 2000    5,026,962      9.32
   Granted                          2,766,939     14.83
   Exercised                         (456,395)     2.52
   Forfeited                         (592,974)    17.09
                                   ----------
Outstanding at December 31, 2001    6,744,532     11.45
   Granted                          1,029,384     12.59
   Exercised                       (1,169,169)     2.22
   Forfeited                         (695,466)    15.20
                                   ----------
Outstanding at December 31, 2002    5,909,281     13.04
                                   ==========

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

11. Capital Stock (continued)

ITC Holding Stock Option Plans (continued)

The following table sets forth the exercise price range, number of shares, weighted average exercise price, and remaining contractual lives by groups of similar exercise price at December 31, 2002:

                                    Weighted-
                      Options        Average     Weighted-      Options       Weighted-
                  Outstanding at    Remaining     Average    Exercisable at    Average
   Exercise         December 31,   Contractual   Exercise     December 31,     Exercise
  Price Range          2002           Life         Price          2002           Price
---------------   --------------   -----------   ---------   --------------   ----------
                                    (In Years)
$ 0.68 - $ 1.59        69,487          1.6        $ 1.38          69,487        $ 1.38
$ 1.80 - $ 3.26       649,803          3.9          2.74         649,803          2.74
$ 6.30 - $ 6.82        84,540          3.9          6.63          74,620          6.61
$ 7.49 - $ 8.13       293,784          4.9          7.58         269,452          7.57
$ 8.86 - $10.17       163,466          5.5          9.09         125,876          9.10
$12.14 - $13.92     2,526,872          8.0         13.19       1,735,236         13.35
$14.08 - $15.85       487,719          6.6         15.05         263,962         14.94
$16.00 - $17.61       954,835          7.1         16.87         602,923         16.96
$18.16 - $18.50       133,223          8.0         18.49          22,258         18.42
$20.20 - $24.01       545,552          6.8         21.38         384,041         21.46
                    ---------                                  ---------
Total               5,909,281          6.8         13.05       4,197,658         12.28

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

12. Commitments and Contingencies

Lease Obligations

The Company has entered into various operating leases for facilities and equipment used in its operations. Operating lease expense for the years ended December 31, 2002, 2001, and 2000, totaled $4,561,917, $3,121,010, and
$1,992,100, respectively. At December 31, 2002, aggregate future minimum lease payments under noncancelable operating lease obligations with initial or remaining terms in excess of one year and were as follows:

2003         $3,813,725
2004          2,764,043
2005          1,606,636
2006            991,834
2007            382,854
Thereafter       42,127
             ----------
Total        $9,601,219
             ==========

Employee Benefit Plans

The Company and certain of its subsidiaries have 401(k) and profit-sharing plans. The eligibility requirements, matching and discretionary contribution amounts, and vesting periods vary by plan. For the years ended December 31, 2002, 2001, and 2000, contributions to all plans by the Company were $2,277,177, $2,359,736, and $1,746,866, respectively.

Legal Proceedings

The Company is subject to litigation in the ordinary course of business. Management does not believe that the Company is party to any lawsuits of which the outcome would have a material adverse effect on its financial condition, results of operations, or liquidity.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

12. Commitments and Contingencies (continued)

Taxes

The Company is subject to various taxes in the ordinary course of business. While the Company has accrued amounts related to such taxes in the accompanying balance sheets, these amounts are subject to review and audit by various jurisdictions. The ultimate outcome of such matters could vary materially from the current amounts recorded.

13. Related-Party Transactions

J. Smith Lanier Insurance, Inc., provides the Company and certain of its subsidiaries with insurance services. Certain of the major stockholders and directors of the Company and their relatives are stockholders and employees of
J. Smith Lanier Insurance, Inc. Annual premiums paid to J. Smith Lanier Insurance, Inc., for insurance coverage were $712,962, $402,159, and $219,172 for the years ended December 31, 2002, 2001, and 2000, respectively.

The Company had revenues from Powertel for conferencing services of $341,686 and $44,380 and expenses of $205,385 and $148,715 for the years ended December 31, 2001 and 2000, respectively.

The Company had expenses from EarthLink for internet services of $23,295, $26,183, and $90,710 for the years ended December 31, 2002, 2001, and 2000, respectively.

The Company had revenues from ITC/\DeltaCom for conferencing services of $102,213, $267,648, and $0 and incurred expenses from ITC/\DeltaCom for wholesale long-distance services of $29,624,388, $19,717,020, and $14,864,364 for the years ended December 31, 2002, 2001, and 2000, respectively.

The Company had revenues from HeadHunter.Net for conferencing services of $56,497 and $54,279 and incurred expenses from HeadHunter.Net for online recruiting services of $49,118 and $91,964 for the years ended December 31, 2002 and 2001, respectively.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

13. Related Party Transactions (continued)

The Company had revenues from Knology for conferencing services of $17,861, $30,610 and $91,339 and incurred expenses from Knology for telecommunications services of $4,193,752, $2,281,559, and $1,457,748 for the years ended December 31, 2002, 2001, and 2000, respectively.

The Company had revenues from various other related parties totaling $17,569, $46,389, and $83,897 and expenses of $46,820, $191,532, and $103,977 during the years ended December 31, 2002, 2001, and 2000, respectively.

Amounts accrued related to wholesale long-distance services with ITC/\DeltaCom were $4,419,042 and $3,962,605 at December 31, 2002 and 2001, respectively.
Amounts receivable from or payable to other related parties are not significant.

In 2002, the Company sold certain property for approximately $3.3 million to a shareholder. The Company recognized a gain of $71,000 on the sale.

In 2002, a portion of the Company's investment in South Atlantic was sold (Note
6) to a shareholder of the Company who is also a member of the board of directors.

In 2002, the Company's investment in Knology bonds was sold (Note 6) to a shareholder of the Company and certain investment funds controlled by a shareholder of the Company who is also a member of the board of directors.

14. Subsidiary Stock Transactions

In July and August 2000, HeadHunter.Net acquired CareerMosaic, Inc., a division of Omnicom Group Inc., and MiracleWorkers.com, Inc., by issuing 8,944,416 shares of HeadHunter.Net common stock. In connection with these acquisitions, the Company recorded a pre-tax subsidiary stock gain of $16,285,273.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

15. Discontinued Operations

Reorganization of Subsidiaries

On November 23, 1999, the Company consolidated its local telephone operations and broadband businesses into a separate group under a wholly owned subsidiary, Knology. As a result of the reorganization, Knology owned 100% of Knology Holdings, Interstate Telephone Company, Valley Telephone Company, Globe Telecommunications, and ITC/\Globe. The reorganization resulted in the Company having an approximately 90% ownership interest in Knology as of December 31, 1999.

Knology Holdings, through these subsidiary businesses, owns and operates advanced hybrid fiber-coaxial networks and provides residential and business customers with broadband communications services, including analog and digital cable television, local and long-distance telephone, high-speed Internet access, and broadband carrier services, in various markets in the southeastern United States. The telephone company subsidiaries provide a full line of local telephone and related services and broadband services. Certain of the telephone company subsidiaries are subject to regulation by state public service commissions of applicable states for intrastate telecommunications services.

Knology Spin-Off

On December 22, 1999, the Internal Revenue Service ruled that the Company's distribution of its shares of capital stock of Knology to its stockholders would be tax-free under Section 355 of the Internal Revenue Code.

On January 31, 2000, the Company provided approximately $30 million to Knology pursuant to a promissory note. Effective with the spin-off of Knology, on February 4, 2000, the promissory note was converted into options to purchase 6,258,036 shares of Knology Series A preferred stock. On February 4, 2000, the Company distributed its stock and stock options of Knology on a pro rata basis to holders of the Company's common and preferred stock and stock optionees, respectively, at the close of business on December 15, 1999. The spin-off is reflected as a dividend in the amount of approximately $61 million in the accompanying statements of stockholders' investment, net of related expenses of approximately $1.2 million.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

16. Subsequent Events

Derivative Transactions

In January 2003, the Company closed out its remaining prepaid variable forward contracts (Notes 7 and 9), which were scheduled to expire in February 2003. The Company received proceeds of $7,389,143 under the derivative arrangement and delivered its remaining investment in 11,890,716 shares of Deutsche Telekom to settle its obligations under secured borrowings totaling $159,635,082.

Acquisitions

In January 2003, InterCall purchased the customer base of one of its unrelated wholesale customers for $2.25 million in cash.

Loan to PRE Solutions

In February 2003, the Company entered into note payable with PRE Solutions (the "Note") for a loan of $1.5 million. Interest accrues on the principal amount of the outstanding amounts at the prime rate plus 2%, adjusted monthly. All accrued and unpaid interest on the outstanding principal amount was originally due on May 15, 2003. On May 25, 2003, the due date was extended to September 30, 2003. Additionally, principal amounts are due at the time of closing of a funding transaction to PRE Solutions, to the extent the net proceeds are sufficient. The loan is secured by PRE Solutions' accounts receivable. In connection with this loan, PRE Solutions granted ITC a warrant to purchase up to a maximum of 100,000 shares, subject to adjust, of its common stock at an exercise price of $.45 per share. The warrant has a term of five years.

Borrowing Under Line of Credit

In March 2003, the Company borrowed $36 million under the New Facility (Note 9) to fund certain income tax payments. In connection with the closing of the sale transaction discussed below, the amounts outstanding under the New Facility were repaid in full on May 9, 2003, and the New Facility was terminated.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

16. Subsequent Events (continued)

Repayment of Loan

In May 2003, the Company repaid the outstanding principal and interest due on its loan from GE Capital in the amount of $6,938,473 (Note 9).

Sale of ITC Holding Company

On March 27 2003, the Company entered into a definitive agreement to sell all of its outstanding capital stock for cash proceeds of approximately $400 million to West Corporation. The transaction closed on May 9, 2003. Immediately prior to closing of the sale, ITC Holding Company sold all remaining non-conferencing business assets to a Magnolia, a company owned by a group of the ITC Holding Company's accredited investors, for notes receivable totaling $64,356,765. The remaining nonconferencing business assets included the Company's ownership interests in PRE Solutions, eCompanyStore, Knology preferred stock, ITC/\DeltaCom New Common Stock, and Surebridge preferred stock. The notes receivable were paid to ITC Holding Company by Magnolia immediately after closing of the sale of ITC Holding Company.

In accordance with the merger agreements, by August 15, 2003, the shareholders of ITC Holding Company will receive a true-up of the per share proceeds based on the final reconciliation of the purchase price which is to be completed no later than that date.

Sale of Jet

In connection with the sale of ITC Holding Company to West Corporation, an entity controlled by the Company's chief executive officer purchased the Company's ownership interest in a Lear jet for approximately $6.4 million in cash in May 2003. The Company recorded a loss on sale of approximately $2.1 million.

                            ITC Holding Company, Inc.
                                and Subsidiaries

             Notes to Consolidated Financial Statements (continued)

16. Subsequent Events (continued)

Severance

In connection with the sale of ITC to West, the Company paid, in May 2003, all remaining obligations under severance arrangements, which existed at December 31, 2002, and new severance agreements executed in March 2003 with the Company's chief executive officer and president. The aggregate payment was $3,944,989.

Bonus

In May 2003, the Company paid bonuses of $4.5 million related to the sale of ITC to West Corporation.